Exhibit 10.22

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Agreement Number 33793

SUN SERVICEMANAGERSM AGREEMENT

This Sun ServiceManagerSM Agreement (“Agreement”) is entered into between Sun Microsystems, Inc., with its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 (“Sun”) and Strategic Technologies, Inc., with its principal place of business at 301 Gregson Drive Cary, North Carolina 27511 (“Reseller”). Reseller is an authorized Sun Direct Value Added Reseller (“DVAR”) or Indirect Value Added Reseller (“IVAR”) (Reseller Agreement No CS-US-004107-R) in the United States.

1. SCOPE. This Agreement establishes the terms and conditions under which Reseller will market and sell, or incorporate for resale, Sun hardware maintenance, software support and other services (“Services”) in the United States to end-user support customers other than the Federal Government (“Support Customers”). Services include, but are not limited to, Sun’s service support programs (“Support Programs”), educational services and consulting services.

2.                         APPOINTMENT.

2.1                 Appointment. This Agreement designates Reseller as an authorized, non-exclusive “Sun ServiceManager”. As such, Reseller is authorized to:

2.1.1  offer, promote and market to Support Customers Sun’s standard Services set forth in Exhibit A, with Sun providing Services directly to Support Customer, subject to ensuring Support Customer’s execution of the appropriate Sun end-user contract (Sun ServiceManager acting as a Sun ServiceRepresentativeSM);

2.1.2  purchase Services set forth in Exhibit A and resell such Services to Support Customers, subject to ensuring Support Customer’s execution of Reseller’s end-user contract (Sun ServiceManager acting as a Sun ServiceManager);

2.1.3  subcontract Support Customer obligations to Sun, under one or more of Sun’s Support Programs or other Service offerings; and

2.1.4  purchase Sun educational courses for Reseller’s personnel and Support Programs for Reseller’s internal systems.

Services must be: (i) sold directly to Support Customers on a face-to-face basis; and (ii) sold to Support Customers located in the United States.

2.2                 Modifications. Sun reserves the right, at its sole discretion, to change, discontinue, add, or make substitutions for any Services at any time and from time to time. Sun reserves the right to periodically establish and amend discounts and prices set forth on the Enterprise Services U.S. Reseller Price List or the Enterprise Services U.S. End User Price List (collectively known as “Price List”).

3.                         RESELLER OBLIGATIONS.

3.1                 Sale and Support. Reseller will use its best efforts to offer, promote, market and sell Services. The sale and support of Services must be performed at all times by Reseller’s full-time personnel who are trained and certified as specified by Sun. Reseller will contract with its Support Customers to provide Services which it resells to its Support Customer on terms substantially similar in all material respects to those contained in Sun’s end-user contracts. Notwithstanding the foregoing, Reseller has the right to establish the prices, and all other commercial terms, at which it resells Services to its Support Customers.

3.2                 Support Customers. Reseller will only resell services to end-user Support Customers. Reseller will concentrate on those customers to which it has actually sold Sun products. Reseller will not sell Services to other resellers or other third party maintenance providers.

3.3                 Prerequisites for Certification. Reseller will complete and maintain the Sun ServiceManager prerequisites set forth in Exhibit B to comply with the level or Sun certification it desires. Sun reserves the right to amend the prerequisites from time to time and Reseller is required to fulfill any new or amended prerequisites within ninety (90) days of notice of such amendments. Training and certification may be secured directly from Sun or from any Sun authorized training provider. All expenses associated with such prerequisites are such Reseller’s sole responsibility and are incurred at Reseller’s expense. Reseller must at all times employ certified employees. Replacement or substitute certified employees must establish the requisite expertise within ninety (90) days after designation.

3.4                 Fair Representation. Reseller will represent Sun fairly and will make no representations or guarantees concerning Sun or its Services which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature, manuals and Price Lists published and supplied by Sun from time to time. Reseller will comply with all applicable laws and regulations in performing under this Agreement.

3.5                 Purchase of Support Program(s) for Internal Systems. Reseller will purchase either a Software Only Support Program or SunSpectrumSM Support Program for each of Reseller’s internal demonstration systems and/or any Sun system utilized in supporting Reseller’s HelpDesk activities as set forth below in Section 3.7. All support required by Reseller under this Agreement is provided in accordance with the Master Terms of Service and the SunSpectrum Support Program Module attached hereto as Exhibit C (“Support Program Agreement”). Reseller expressly agrees to be bound by the Support Program Agreement. Reseller understands that it will receive the level of support according to the then current program description for the Support Program purchased.

3.6                 Designated Reseller Contacts. Reseller will designate full time employees (“Contacts”) who will function as the sole point of contact between Sun and Reseller. The Contacts will also be the central point of contact between Support Customers and Reseller. Reseller may designate up to three (3) authorized Contacts per eight (8) hour shift (“Shift”) during the period in which Reseller’s HelpDesk is provided to Reseller’s Support Customers according to Reseller’s maintenance agreement with its Support Customers. All Contacts must possess the necessary expertise and training to interact with Sun in the diagnosis of system hardware and software malfunctions prior to the commencement of this Agreement, in accordance with the Prerequisites for Certification (set forth above in Section 3.3) and as otherwise from time to time defined by Sun. Replacement or substitute Contacts must establish the requisite expertise within thirty (30) days after designation, provided that at no time may Reseller be without at least one (1) fully qualified Contact per Shift.

3.7                 Support Desk (“HelpDesk”). Prior to Reseller signing end-user contracts for Services with Support Customer, Reseller must have a fully operational support desk (“HelpDesk”). The HelpDesk will be staffed with Contacts (as set forth above in Section 3.6). Reseller will screen all Support Customer’s service requests and respond appropriately. Reseller will ensure that its Support Customers do not contact Sun directly. If it is determined that remedial support by Sun is required on hardware or software covered by Support Customer’s contract for Services, Contact will telephone the designated Sun Solution Center to initiate a service request. Reseller will maintain a record of all Support Customers service requests and will track the progress of such requests. Sun reserves the right to carry out, at any time, an audit of Reseller’s HelpDesk to ensure that the standard of support available to Support Customers is consistent with Sun’s then prevailing quality standards and procedures. Reseller will provide all necessary assistance to Sun to conduct the audit. If Reseller’s HelpDesk fails to pass such audit, Sun reserves the right to: (i) deny Reseller the right to participate as a Sun ServiceManager; (ii) immediately terminate an existing Sun ServiceManager Agreement; or (iii) place Reseller on probation.

3.8                 Performance. Reseller understands that levels of service, quality and Support Customer satisfaction will be measured by Sun with the use of surveys and/or audits performed either by Sun personnel or an independent company engaged by Sun for such purpose. Sun reserves the right to contact Support Customers for the purpose of performing such surveys and/or audits. Notification will be provided to Reseller prior to audits and Reseller will receive summaries of the results of such audits.

3.9                 Quality Assurance. Reseller is required to provide high quality service to each of its Support Customers. In the event that Sun becomes aware of a Support Customer’s dissatisfaction with the quality of service provided by Reseller, Sun reserves the right to give Reseller notice requiring Reseller to resolve the Customer’s concerns promptly. Failure to resolve Customer’s dissatisfaction, as determined by Sun, within thirty (30) days will be grounds for immediate termination of this Agreement. If Sun becomes aware of subsequent cases of Support Customer’s dissatisfaction, or if more than two (2) Support Customers are dissatisfied with the quality of service provided by Reseller, Sun reserves the right to terminate Services provided to Reseller and/or terminate this Agreement.

3.10          Support Guide. Sun Resellers’ policies are detailed in the Enterprise Services Reseller Support Reference Guide (“Support Guide”). Reseller represents that it has read the Support Guide and will comply with all applicable rules and procedures. Sun may modify the Support Guide at any time and from time to time, and Reseller will comply with any new or modified rules and procedures within a reasonable amount of time as defined by Sun.

3.11          Software Licenses. Software will be provided to Reseller according to the terms set forth in Section 6.1, Software. Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Resellers and Support Customers to ensure compliance with the license provision. Any audit will be performed during Resellers or Support Customers normal business hours and in a manner which avoids unreasonable interference with Resellers or Support Customers business operations.

3.12          Access to Resource Tools and Information. Reseller understands that Sun may provide Reseller with resource tools and information (collectively referred to as “Tools”) for the sole purpose of selling, and providing, Services to Support Customers under this Agreement. Reseller will not use the Tools provided for any other purpose. Reseller understands that all Tools are supplied “AS IS” and Sun disclaims all warranties (except as set forth below in Section 14). Reseller understands that the Tools are proprietary and Sun owns all right, title and interest, including copyrights or other intellectual property rights, in and to any and all ideas, concepts, expertise, programs, systems, methodologies, data or other materials embodied in, underlying or reduced to practice in said Tools.

3.13          Indirect Reseller. In the event that Reseller markets and sells Services through an authorized Sun Master Reseller, Reseller will be required to execute an Indirect Sun ServiceManager Addendum to this Agreement or, in the alternative, execute an Indirect Sun ServiceManager Agreement. Reseller understands that it will be deemed an “Indirect Reseller” and it will not interact directly with Sun for the provision of Services. Master Reseller will be responsible for setting the commercial terms of any resale to Indirect Reseller. Indirect Reseller is required to interface with Master Reseller at all times unless otherwise specified by Sun (e.g. Section 3.6, Indirect Reseller’s Contacts will interact with Master Reseller’s Contacts; Section 3.7, Indirect Reseller’s Contact will telephone Master Reseller’s HelpDesk to initiate a service request).

4.                         SUN DIRECT END USER CUSTOMER CONTRACT.

            (Sun ServiceManager acting as a Sun ServiceRepresentative)

4.1                 Referral of Support Customers. Reseller may submit referrals or leads (“Leads”) to Sun of potential Support Customers according to the guidelines provided by Sun. Reseller may provide Sun an individual Lead or multiple Leads. Reseller may only submit Leads for potential Support Customers to which it has sold Sun product and/or equipment as an authorized Sun Product Reseller unless otherwise agreed to in writing by Sun. The list of Leads will include at least the following information: (i) potential customer name; (ii) contact name and phone number of potential customer; (iii) type, serial number and quantity of equipment or Sun product sold to potential customer including the date shipped; and (iv) Reseller’s Sun DVAR or IVAR number. Reseller must supply such Leads in a timely manner as defined by Sun.

4.2                 Terms of Sale of Customer Contract. For all sales of Services solicited by Reseller whereby Sun will provide Services directly to Support Customer, all sales must be at prices and upon terms established by Sun as set forth in the then current Enterprise Services U.S. End User Price List and the current version of the Sun Support Customer contract (“Customer Contract”). Sun reserves the right to establish and amend prices and other terms and conditions of its Customer Contract. Reseller will not accept orders in Sun’s name nor make price quotations or promises concerning Services different from those set out in the Enterprise Services U.S. End User Price List or the Customer Contract without Sun’s prior written consent. Reseller will have Support Customer execute the then current version of the appropriate Customer Contract with the agreed terms of sale. All Customer Contracts will be subject to acceptance or rejection by Sun. Support Customers orders will not be binding until acceptance by Sun.

4.3                 Compensation, Taxes and Deductions. In the event that any of Reseller’s Leads result in the execution of a Customer Contract within one (1) year of the product ship date or if Sun receives an acceptable, executed Customer Contract from Reseller, Sun will compensate Reseller according to the terms set forth in Exhibit D. Reseller must report all compensation received pursuant to this Agreement as income and is responsible for all applicable taxes. Compensation will not be paid if Reseller is not in compliance with the terms of this Agreement. Sun may deduct from any sums due to Reseller an amount equal to compensation previously paid or credited on the sale of Services which are: (i) cancelled for any reason during the support period; or (ii) for which the Customer Contract price has, in Sun’s judgment, been rendered uncollectible.

4.4                 Support Customer’s Payment. Reseller will not accept payment on Sun’s behalf from Support Customer for any Customer Contract, unless otherwise agreed to by Sun. In the event that Reseller accepts payment from Support Customer, Reseller understands that Sun will issue Reseller an invoice, including applicable sales tax, for such Customer Contract and payment terms are net thirty (30) days from the date of each invoice received by Reseller or thirty (30) days from Reseller’s receipt of payment from Support Customer, whichever is shorter.

4.5                 Renewal of Customer Contract. Reseller will notify Sun of its intent to pursue renewal Customer Contracts in subsequent years at the time Reseller submits the initial Customer Contract to Sun. During the initial effective term of Customer Contract, Reseller will be responsible for collection of payment from Support Customer for Services. Reseller will be invoiced and will pay according to Section 4.4 above. Reseller will facilitate Support Customer’s renewal of Customer Contract at least ninety (90) days prior to the expiration of Customer Contract. In the event that Reseller does not secure a renewal Customer Contract within thirty (30) days prior to the expiration of Customer Contract, Sun may contact Support Customer directly to facilitate a renewal of Customer Contract and Reseller will not be entitled to compensation for any renewals which result from Sun’s contact.

5.                         PURCHASE OF SERVICES FOR RESALE TO SUPPORT CUSTOMERS.

            (Sun ServiceManager acting as a Sun ServiceManager)

5.1                 Prices, Discounts and Taxes. Reseller may purchase Services for resale to end-user Support Customers. Reseller’s net price for Services will be Sun’s then current “List Price” (the amount set forth on the Price List for support of the hardware and/or software, educational services or other support services) at the time Sun accepts Reseller’s order, less the applicable Sun ServiceManager discount rate set forth in Exhibit D, subject to any uplifts and/or discounts set forth in the Price List. These discounts and/or uplifts may be changed by Sun upon thirty (30) days’ notice. Sun reserves the right to change the List Price of any Service at any time. Prices and license fees are exclusive of all sales and other taxes based upon the value of the Services, products or software, and Reseller and/or its Support Customers will pay all taxes as required. Reseller agrees to pay Sun for discounts extended to Reseller which are based on volume or term of Service and which are not earned by Reseller. Reseller has the right to set its own resale prices.

5.2                 Service Orders and Delivery. Reseller will submit purchase orders in writing; orders will not be binding until acceptance by Sun. Sun will use reasonable efforts to meet the target commencement or delivery dates identified by Reseller. Sun’s Service offerings are continually evolving. Accordingly, Sun reserves the right to make modifications to Service offerings, as set forth in Section 2.2 above, from time to time, and at any time.

5.3                 Payment. Provided that Reseller satisfies Sun’s credit requirements, payment terms are net thirty (30) days from the date of the invoice unless otherwise modified by Sun. Sun reserves the right in its reasonable commercial judgment to place Reseller on credit hold, in which event Sun will promptly inform Reseller and may delay or reschedule Reseller orders. Sun may discontinue the delivery of Services upon thirty (30) days’ notice to Reseller if payment has not been received. Interest will accrue from the date on which payment is due at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law.

6.                         SUN’S OBLIGATIONS.

6.1                 Software. For each Sun Support Program purchased by Reseller for resale to Support Customers, Sun will provide Reseller software in accordance with the deliverables set out in then current Support Program description (e.g. SunSpectrum Platinum, Gold, Silver and Bronze). Resellers will deliver software to Support Customers in a timely manner. Reseller understands, and will notify Support Customers, that such software may only be used, or accessed by, systems covered by a Support Program and that use of software is governed by the applicable software license obtained with the original software product.

6.2                 Fault Reporting. Sun will provide telephone support and on-site assistance in accordance with the terms set out in the then current program description for the Support Program purchased (e.g. SunSpectrum Platinum, Gold, Silver and Bronze), subject to Reseller’s fulfillment of its obligations set forth above in Section 3. Prior to requesting support from Sun, Reseller must comply with all published operating and troubleshooting procedures for the covered systems. In the event that Sun determines, in its reasonable judgment, that Reseller’s use of telephone support is not reasonable, Sun reserves the right to withdraw such support and/or charge for it at Sun’s then current published time and materials rates upon thirty (30) days’ notice to Reseller.

6.2.1        Software. Sun will provide software support for systems covered in accordance with the terms set out in the then current program description for the specific Support Program purchased. All reported software faults relating to Sun supported software, Reseller’s proprietary application and/or third party application will be handled initially directly by Reseller. Reseller will only pass through to the designated Sun Solution Center reported Sun supported software faults requiring escalation. The availability of telephone support is contingent on the proper use of software. Sun will be under no obligation to provide support should it be required because of: (i) alterations or modifications of the code; (ii) causes external to the systems, including but not limited to, failure to maintain a proper operating environment; (iii) use of the software with products or equipment not approved by Sun; or (iv) failure to maintain software at Sun’s current release levels. Support provided as a result of such events or occurrences will be charged and paid at Sun’s then current published time and materials rates.

6.2.2        Hardware. Sun will provide hardware support for systems covered in accordance with the terms set out in the then current program description for the specific Support Program purchased. Upon notification from Support Customer of a hardware problem which Reseller can not resolve, Reseller’s Contact will place a hardware fault service request with the designated Sun Solution Center. A hardware engineer will respond to the call. Sun will use all reasonable efforts to ensure that the service request is responded to in accordance with the response times agreed to between Reseller and Sun for the applicable hardware product. Sun will only report back to Reseller in circumstances in which a hardware service request requires Sun internal escalation procedures to be used. Sun’s obligation to provide hardware support is contingent upon proper use and care of systems.

6.2.3        Exclusions. Sun’s obligation to provide Services under this Agreement is contingent upon proper use and care of covered systems. Sun has no obligation to provide support should such support be required because of: (i) improper use, abuse, accident, or neglect; (ii) alterations, modifications, or attempts to repair systems not authorized by Sun; (iii) causes external to the system, such as failure to maintain environmental conditions within the operating range specified by the manufacturer of the systems; (iv) attachment of the system to equipment, software, or other items which are not approved by Sun; (v) relocations or attempts to relocate systems not supervised by Sun; or (vi) failure to maintain systems at Sun specified minimum configuration or release level. Any support delivered by Sun as a result of such events will be invoiced separately and paid at Sun’s then current published time and materials rates.

6.3                 Sun Educational Training Courses. Sun will provide enrollment standard Sun educational and training courses for Reseller’s personnel and Support Customers, subject to availability. Reseller is responsible for processing enrollment for its personnel and Support Customers, and for all costs associated with Reseller’s personnel class attendance, including tuition, transportation and lodging. Support Customer is responsible for all costs associated with its attendance, including tuition, transportation and lodging.

6.4                 Service Obligations. Sun’s obligations to provide Services are strictly limited to those deliverables set forth in the then current program description or Price List for each Service offering purchased (e.g. Support Programs, educational services, consulting services) based on availability (due to technical or other reasons, not all deliverables are available for pass-through delivery) and subject to modifications set forth in Section 2.2.

7.        INTELLECTUAL PROPERTY CLAIMS. Sun will defend or settle at its option and expense any legal proceeding brought against Reseller, to the extent that it is based on a claim that the use of the replacement parts, software updates, product releases, new releases, maintenance releases, patches and/or SunSolve knowledge database (“Materials”) provided to Reseller by Sun infringe a trade secret, trademark, copyright or a U.S. patent. Sun will pay all damages and costs awarded by a court of final appeal attributable to such claim, provided that Reseller: (i) gives written notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun all available information and assistance; and (iv) has not compromised or settled such claim. If any Materials are found to infringe, Sun will: (i) obtain for Reseller the right to use such Materials; (ii) replace or modify such Materials so that they become non-infringing; or if neither of these alternatives is reasonably available, (iii) remove such Materials and refund Reseller’s net book value for these Materials. Sun has no obligation under this Section 7 for any claim which results from: (i) use of Materials in combination with any equipment, software or data not provided by Sun; (ii) Sun’s compliance with designs or specifications of Reseller; (iii) modification of Materials other than at Sun’s directions; or (iv) use of an allegedly infringing version of any Materials, if the alleged infringement could be avoided by the use of a different version made available to Reseller. THIS SECTION 7 STATES THE ENTIRE LIABILITY OF SUN AND THE EXCLUSIVE REMEDIES OF RESELLER FOR CLAIMS OF INFRINGEMENT.

8.        SUBCONTRACTING. Sun reserves the right to subcontract its obligations under this Agreement. If Sun elects to subcontract Services, Sun will remain primarily responsible for the delivery of Services.

9.                         RELATIONSHIP.

9.1                 Reseller must conduct all of its business in its own name and in such a manner as it may see fit. Reseller is not granted any exclusive rights of any nature whatsoever by this Agreement.

9.2                 This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, master/servant or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of an independent contractor, nor bind the other party. Reseller will not be entitled to receive any employee benefits provided to Sun employees.

9.3                 Reseller will not, during the term of this Agreement, promote or solicit orders for any third party hardware service and/or software support for Sun product.

10.                  TRADEMARKS, LOGOS AND PRODUCT DESIGNS.

10.1          “Sun Trademarks” means all names, marks, logos, designs, trade dress and other brand designations used by Sun, and its related companies, in connection with products and services. Reseller may refer to Services by the associated Sun Trademarks, provided that such reference is not misleading and complies with the then current Sun Trademark and Logo Policies. Reseller will not remove, alter, or add to any Sun Trademarks, nor will it co-logo products and services. Reseller is granted no right, title or license to, or interest in, any Sun Trademarks. Reseller acknowledges Sun’s rights in Sun Trademarks and agrees that any use of Sun Trademarks by Reseller will inure to the sole benefit of Sun. Reseller agrees not to: (i) challenge Sun’s ownership or use of; (ii) register; or (iii) infringe any Sun Trademarks, nor will Reseller incorporate any Sun Trademarks into Reseller’s trademarks, service marks, company names, internet addresses, domain names, or any other similar designations. If Reseller acquires any rights in any Sun Trademarks by operation of law or otherwise, it will immediately at no expense to Sun, assign such rights to Sun along with any associated goodwill, applications, and/or registrations.

10.2          Reseller may use the special program logo, if any, applicable to Reseller’s channel (e.g. Authorized Reseller Logo) only: (i) as shown in the artwork provided by Sun; (ii) in pre-sale marketing materials and advertising, but not on goods, packaging, product labels, documentation or other materials distributed with products or services; (iii) in a manner no more prominent than Reseller’s corporate name and logo; and (iv) otherwise in accordance with the then current Sun Trademark and Logo Policies.

11.      CONFIDENTIAL INFORMATION. If either party desires that information provided to the other party under this Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for purposes specifically contemplated in this Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which: a) is or becomes known by recipient without an obligation to maintain its confidentiality; b) is or becomes generally known to the public through no act or omission of recipient, or c) is independently developed by recipient without use of confidential or proprietary information. This Section will not affect any other confidential disclosure agreement between the parties. All support manuals, documentation and software are deemed Sun Confidential Information and Reseller will use such Confidential Information only for purposes specifically contemplated by this Agreement.

12.      AIRCRAFT SERVICE AND NUCLEAR APPLICATIONS. Reseller acknowledges that products, Services and technical data delivered under this Agreement are not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. SUN DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH PURPOSES. Reseller will use its best efforts to ensure that its Support Customers of products, Services, and technical data are provided with a copy of the foregoing notice.

13.      INDEMNITY AND INSURANCE. Reseller agrees to indemnify and hold harmless Sun, its affiliates, employees and agents from and against any and all third party claims, demands, judgments and awards and expenses related thereto (including reasonable attorneys’ fees) arising out of the Reseller’s failure to comply with this Agreement or the conduct of Reseller’s agents or employees in relation thereto. Reseller will carry liability insurance to protect Sun from any such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which will require thirty [30] days’ written notice to Sun in the event of modification or termination). Sun will have no authority to settle any claim without the prior written consent of Reseller if Reseller will have any obligation thereunder. The foregoing will not apply to the extent such claim or cause of action arises out of an event or occurrence resulting directly and solely from the negligent acts and omissions of Sun, its agents or employees.

14.      LIMITED WARRANTIES.

14.1          Sun will perform the services contracted for herein in a good and workman like manner.

14.2          Sun further warrants that versions of Sun products identified on Sun’s Web site (url: www.sun.com/y2000/cpl.html) as being Year 2000 compliant (“Listed Products”) will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.

14.2.1     Versions of products identified on Sun’s external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement parts, patches, software updates or subsequent releases (“Y2K Fixes”) are issued and properly installed. Y2K Fixes for such products will be issued no later than June 30, 1999.

14.2.2     Other products are not covered by these warranties.

14.2.3     To the extent that Sun installs Y2K Fixes or performs other services under this Agreement for Reseller, Sun respectively warrants that: (i) upon installation of the Y2K fixes, products will become Listed Products; and (ii) services performed on Listed Products will not result in them ceasing to be Listed Products.

14.2.4     Reseller’s sole and exclusive remedy for Sun’s breach of these warranties will be for Sun, at its option: (i) to use commercially reasonable efforts to repair Listed Products or provide Y2K Fixes, as the case may be; (ii) to supply functionally equivalent Year 2000 compliant products; or (iii) if (i) and (ii) are commercially unreasonable, to refund to Reseller its net book value for non-compliant Listed Products or products for which scheduled Y2K Fixes were not provided.

14.3          UNLESS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

15.      LIMITATION OF LIABILITY.

15.1          EXCEPT FOR OBLIGATIONS UNDER SECTION 5.3 (PAYMENT), SECTION 7 (INTELLECTUAL PROPERTY CLAIMS), AND SECTION 13 (INDEMNITY AND INSURANCE), AND/OR BREACH OF SECTION 12 (AIRCRAFT SERVICE AND NUCLEAR APPLICATIONS) AND ANY APPLICABLE SOFTWARE LICENSE, AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER FOR ANY HARM, LOSS, DAMAGE, EXPENSE, LIABILITY OR INJURY ARISING OUT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING IN ANY CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE AND INCLUDING BUT NOT LIMITED TO NEGLIGENCE, WILL BE LIMITED TO THE LESSER OF: (i) THE AMOUNT PAID BY RESELLER WITHIN THE PREVIOUS TWELVE (12) MONTHS FOR THE SERVICES WHICH ARE THE SUBJECT MATTER OF THE CLAIMS, OR (ii) $250,000.

15.2          IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR

ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

15.3          LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED, EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

16.      TERM AND TERMINATION.

16.1          Term and Termination. This Agreement will commence on the Effective Date and will remain in force until the date established according to the following schedule:

Effective Date:	Expiration Date:
(of each following year)
March 1 - May 31	May 31
June 1 - August 31	August 31
September 1 - November 30	November 30
December 1 - February 28	February 28

It will be automatically renewed on a yearly basis thereafter, unless Sun or Reseller tenders notice of intention not to renew at least thirty (30) days prior to any year’s Expiration Date. This Agreement terminates automatically upon the expiration or the termination of Reseller’s Sun Direct Value Added Reseller or Indirect Value Added Reseller authorization, or as otherwise set forth in this Agreement. Either party may terminate this Agreement for any material breach of this Agreement if the other party fails to remedy such breach within thirty (30) days of receipt of notice.

16.2          Effect of Termination.

16.2.1          Effect. Upon termination for any reason, Reseller will immediately cease and desist from any further: (i) marketing of any of Services, and (ii) resale of any of Services. Sun will continue to provide Services purchased by Reseller for resale to Support Customers for the remainder of Reseller’s then existing obligations to Support Customers pursuant to Reseller’s end-user contracts or for a period of twelve (12) months after the date of termination of this Agreement, whichever is shorter. The obligation stated in the preceding sentence will not apply if Reseller fails to pay for Services after a period of thirty (30) days from the date of the invoice for such Services. For termination for cause or bankruptcy, or if Reseller is unable to fulfill its commitment or obligation to Support Customers (e.g. loss of all of Reseller’s Contacts, failure of Reseller’s HelpDesk), Sun reserves the right to cancel all obligations owed to Reseller.

16.2.2          Survival. Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof. Neither party will be liable to the other for any damages of any kind on account of termination of this Agreement in accordance with its terms and conditions.

17.      IMPORT AND EXPORT LAWS. All products, Services and technical data delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Reseller agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Reseller.

18.      MISCELLANEOUS.

18.1

Entire Agreement. This Agreement is the parties’ entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

18.2

Exhibits. The current version of each Exhibit is hereby incorporated by reference. Exhibits may be modified only upon written consent by both parties, except Sun may modify Exhibits A and D upon thirty (30) days’ notice to Reseller, and Exhibit B without any prior notice.

18.3	Waiver or Delay. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.
18.4

Force Majeure. A party is not liable under an Agreement for non-performance caused by events or conditions beyond that party’s control if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

18.5

Change of Control. In the event of the direct or indirect taking over or assumption of control of Reseller or of substantially all of its assets by any government, governmental agency or other third party, Sun may terminate this Agreement upon written notice to Reseller.

18.6

Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign this or any Agreement to an affiliated company, subcontract the delivery of Services, or any of these.

18.7	Notices. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.
18.8

Severability. If any provision, or part thereof, in this Agreement is held to be invalid, void, or illegal, it will be severed from the Agreement, and will not affect, impair, or invalidate any other provision, or part thereof, and it will be replaced by a provision which comes closest to such severed provision, or part thereof, in language and intent, without being invalid, void, or illegal.

18.9

Meaning of Certain Words. The term “includes” and “including” will not be construed to imply any limitation. Unless otherwise stated, any reference contained in this Agreement to a Section refers to the provision of this Agreement. Wherever the context may require, any pronouns used in this Agreement will include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns or pronouns, including all defined terms, will include the plural and visa versa.

18.10

Headings. Section titles and captions contained in this Agreement are for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

18.11	Governing Law. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

THIS AGREEMENT IS EFFECTIVE AS OF 12/2/00 THE PARTIES HAVE READ THIS AGREEMENT AND AGREE TO BE BOUND THEREBY.

SUN MICROSYSTEMS, INC.		RESELLER:

By:	/s/ Stephanie Hyland	By:	/s/ Mike Shook
Print:	Stephanie Hyland	Print:	Mike Shook
Title:	CA Manager	Title:	CEO/President

EXHIBIT A - SERVICES OFFERED

A. RESELLER’S NON-EXCLUSIVE AUTHORIZATION. Reseller is authorized to:

(i) offer, promote and market the standard Sun Support Programs set out in the then current Price List. Sun will provide such Services directly to the Support Customer. Support Customer will execute the appropriate Sun contract for said Services. Reseller will receive compensation (a contract commission for commercial customers) in the amount set forth in Exhibit D; and

(ii) purchase standard Sun Support Programs, educational services and consulting services set out in the then current Price List for resale to its Support Customers. Support Customer will execute the appropriate Reseller contract for said Services. Reseller will receive discounts for such Services in the amounts set forth in Exhibit D. Due to the unique nature of the technology, unless Reseller can demonstrate that it has the necessary technical expertise and training to handle high availability (“HA”) or parallel database (“PDB”) systems, SPARCserver 10000 or similar class machines and FT SPARC systems, Sun reserves the right to limit Reseller’s purchase of Services for such systems.

EXHIBIT B - CERTIFICATION PREPREQUISITES AND HELPDESK REQUIREMENTS

Reseller is required to complete Sun Competency certification, through the Computer Systems Division, as well as the prerequisites set forth below. Reseller is also required to maintain and have certified by Sun a contract administration system if the Reseller participates in the “Renewal of Customer Contracts” as set forth in Section 4.5 of the Agreement. All services will be performed by qualified engineers who are: (i) full time employees of Reseller; (ii) listed with a Sun representative designated by Sun; and (iii) have taken the recommended or equivalent Product Tier and associated technical training courses as specified and required for Sun Service Engineers (“Qualified Engineers”). Reseller will promptly inform its Sun representative of any change in the identity of Qualified Engineers. Any additional training and other qualifications requirements will be mutually agreed to by the parties.

CERTIFICATION LEVEL PREREQUISITES: Reseller must complete and maintain the reseller prerequisites outlined below for each level to qualify for that level’s corresponding features. The prerequisites are subject to change. Sun will provide Reseller ninety (90) days to comply with the new or additional prerequisites. If Reseller does not comply, Sun may terminate Reseller for cause.

Sun ServiceManager: Workgroup Service Manager	Sun ServiceManager: Enterprise Service Manager
To obtain this level, Reseller must complete all of the following:	To obtain this level, Reseller must complete all of the following:

• Install and maintain an operational HelpDesk certified by Sun;	• Install and maintain an operational HelpDesk certified by Sun;

• Install and maintain a fully functioning Sun network for internal demonstration purposes;	• Install and maintain a fully functioning Sun network for demonstration purposes;

• Purchase, at a minimum, Software Only Support or at its option, any other SunSpectrum Support Program for internal demonstration systems and/or any Sun system used to support Reseller’s HelpDesk;	• Purchase, at a minimum, Software Only Support or at its option, any other SunSpectrum Support Program for internal demonstration systems and/or any Sun system used to support Reseller’s HelpDesk;

• Achieve Sun Competency: Workgroup certification;	• Achieve Sun Competency: Enterprise certification;

• Completion by a Reseller sales representative of one (1) course designated by Sun; and,	• Completion by a Reseller sales representative of one (1) course designated by Sun;

• Completion by a Reseller technical engineer (“Engineer”) of two (2) courses and associated certification, designated by Sun.	• Completion by two (2) Reseller technical engineers (“Engineer”) of three (3) courses per Engineer and associated certification, designated by Sun.

If Reseller is a Hardware service provider:	If Reseller is a Hardware service provider:

• Purchase a ProPAK and execute the appropriate Addendum to this Agreement;	• Purchase a ProPAK and execute the appropriate Addendum to this Agreement;

• Completion by two (2) Engineers of two (2) additional courses, per Engineer, designated by Sun.	• Completion by two (2) Engineers of two (2) additional courses, per Engineer, designated by Sun.

RESELLER UNDERSTANDS THAT BY SIGNING THIS EXHIBIT B THAT IT CERTIFIES THAT IT HAS MET, OR WILL MEET WITHIN NINETY (90) DAYS FROM THE DATE OF EXECUTION OF THIS AGREEMENT, ALL OF THE ABOVE MENTIONED PREREQUISITES AND WILL COMPLY WITH THE REPLACEMENT OR SUBSTITUTE PROVISIONS SET FORTH IN SECTION 3.3 OF THIS AGREEMENT, RESELLER UNDERSTANDS THAT FAILURE TO COMPLY WILL BE DEEMED A MATERIAL BREACH OF THE AGREEMENT AND SUN RESERVES THE RIGHT TO IMMEDIATELY TERMINATE THIS AGREEMENT.

Certification: THIS EXHIBIT MUST BE EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF RESELLER

Check appropriate box:		RESELLER:

☐	Sun ServiceManager: Workgroup Service Manager	By:	/s/ Mike Shook

☐	Sun ServiceManager: Enterprise Service Manager	Print Name:	Mike Shook

EXHIBIT C - SUPPORT PROGRAM AGREEMENT
Master Terms of Service

These Master Terms of Service (“Master Terms”) are between Sun Microsystems, Inc., with its principal place of business at 901 San Antonio Road, Palo Alto, California 94303-4900 (“Sun”) and

Strategic Technologies, Inc. (“Customer”) 301 Gregson Drive Cary, North Carolina 27511 (Principal Place of Business). For purposes of these Master Terms, Customer includes all of Customer’s U.S. subsidiaries in which Customer has an ownership interest greater than fifty percent (50%) if said subsidiaries agree, in writing, to be bound by these Master Terms and applicable Program Modules and Schedules (Schedules sometimes take the form of quotes).

1.        AGREEMENT. These Master Terms between Customer and Sun describe the general terms by which Customer purchases services from Sun and Sun delivers services to Customer. The Sun deliverables for each service are described in Program Modules. The system(s) and installation site(s) covered by each Program Module are listed in Schedule(s) to that Program Module. Each Program Module, associated Schedule(s) and/or Exhibits, and these Master Terms together constitute a separate agreement (“Agreement”). Customer selects coverage pursuant to a Program Module, and agrees to be bound by and to pay the fees therefor, a) by submitting a purchase order (or other written form of order) for the Program Module: or b) by accepting the services from a particular Program Module. A list of available Program Modules, and the Modules themselves, may be obtained from Sun at any time.

2.        TERMINATION. Either party may terminate an Agreement immediately by written notice: a) upon material breach by the other party, if the breach cannot be remedied; or b) if the other party fails to cure any material remediable breach of a particular Agreement within 30 days of receipt of written notice of the breach. Rights and obligations under an Agreement which by their nature should survive, will remain in effect after termination or expiration of an Agreement.

3.        LICENSES. Customer’s permitted use of software provided under a Program Module is stated in that Program Module. Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Customer to ensure compliance with any Program Module License section. Any audit will be performed during Customer’s normal business hours and in a manner which avoids unreasonable interference with Customer’s business operations.

4.        LIMITED WARRANTIES.

4.1                 Sun will perform the services contracted for herein in a good and workman like manner.

4.2                 Sun further warrants that versions of Sun products identified on Sun’s Web site (url: www.sun.com/y2000/cpl.html) as being Year 2000 compliant (“Listed Products”) will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.

4.2.1        Versions of products identified on Sun’s external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement parts, patches, software updates or subsequent releases (“Y2K Fixes”) are issued and properly installed. Y2K Fixes for such products will be issued no later than June 30, 1999.

4.2.2        Other products are not covered by these warranties.

4.2.3        To the extent that Sun installs Y2K Fixes or performs other services under this Agreement for Customer, Sun respectively warrants that: (i) upon installation of the Y2K fixes, products will become Listed Products: and (ii) services performed on Listed Products will not result in them ceasing to be Listed Products.

4.2.4        Customer’s sole and exclusive remedy for Sun’s breach of these warranties will be for Sun, at its option: (i) to use commercially reasonable efforts to repair Listed Products or provide Y2K Fixes, as the case may be: (ii) to supply functionally equivalent Year 2000 compliant products; or (iii) if (i) and (ii) are commercially unreasonable, to refund to Customer its net book value for non-compliant Listed Products or products for which scheduled Y2K Fixes were not provided.

4.3                 UNLESS SPECIFIED IN AN AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

5.        LIMITATION OF LIABILITY. EXCEPT FOR OBLIGATIONS UNDER SECTION 10 (PAYMENT TERMS), SECTION 11 (INTELLECTUAL PROPERTY CLAIMS) AND/OR BREACH OF SECTION 13 (AIRCRAFT SERVICE AND NUCLEAR APPLICATIONS) AND ANY APPLICABLE SOFTWARE LICENSE, AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW: A) EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER FOR CLAIMS RELATING TO AN AGREEMENT, WHETHER FOR BREACH OR IN TORT AND INCLUDING BUT NOT LIMITED TO NEGLIGENCE, SHALL BE LIMITED TO THE LESSER OF: (i) THE AMOUNT PAID BY CUSTOMER WITHIN THE PREVIOUS 12 MONTHS FOR THE SERVICES WHICH ARE THE SUBJECT MATTER OF THE CLAIMS, OR (ii) $250,000; AND B) NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR ARISING OUT OF AN AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. LIABILITY FOR DAMAGES SHALL BE LIMITED AND EXCLUDED, EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN AN AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

6.        FORCE MAJEURE. A party is not liable under an Agreement for non-performance caused by events or conditions beyond that party’s control if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

7.        CONFIDENTIAL INFORMATION. If either party desires that information provided to the other party under an Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for purposes specifically contemplated in this Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which: a) is or becomes known by recipient without an obligation to maintain its confidentiality: b) is or becomes generally known to the public through no act or omission of recipient, or c) is independently developed by recipient without use of confidential or proprietary information. This Section will not affect any other confidential disclosure agreement between the parties.

8.        ASSIGNMENT. Neither party may assign or otherwise transfer any of its rights or obligations under an Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign an Agreement to an affiliated company, subcontract the delivery of services, or any of these. If Sun elects to subcontract services, Sun will remain primarily responsible for the delivery of services.

9.        NOTICES. All written notices required under an Agreement must be delivered in person or by means evidenced by a delivery receipt to the other party at the address specified on the appropriate Schedule and will be effective upon receipt.

10.      PAYMENT TERMS. Customer agrees to pay any fees listed on a Schedule within 30 days from the date of invoice. Sun may discontinue the delivery of services upon 30 days’ notice to Customer if payment has not been received. Fees do not include sales tax or any other tax based upon the value of services, software or systems. These taxes are noted on invoices separately and are Customer’s responsibility. Interest will accrue from the date on which payment is due at the lesser of 15% per annum or the maximum rate permitted by applicable law. Customer agrees to pay for discounts extended to Customer which are based on volume, term of service or other criteria which are not earned by Customer. Price Lists and standard discounts are subject to change at any time but any such changes will not apply, until their renewal, to Schedules in effect at the time of change. Sun discounts may vary from service offering to service offering and may not be available on some service offerings.

11.      INTELLECTUAL PROPERTY CLAIMS. Sun will defend or settle at its option and expense any legal proceeding brought against Customer, to the extent that it is based on a claim that the use of the replacement parts, software updates, maintenance releases, patches and/or SunSolve knowledge database (“Materials”) provided to Customer by Sun infringe a trade secret, copyright, trademark, or a U.S. patent. Sun will pay all damages and costs awarded by a court of final appeal attributable to such claim, provided that Customer: (i) gives written notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun all available information and assistance; and (iv) has not compromised or settled such claim. If any Materials are found to infringe, Sun will: (i) obtain for Customer the right to use such Materials; (ii) replace or modify such Materials so that they become non-infringing; or if neither of these alternatives is reasonably available, (iii) remove such Materials and refund Customer’s net book value for these Materials. Sun has no obligation under this Section 11 for any claim which results from: (i) use of Materials in combination with any equipment, software or data not provided by Sun; (ii) Sun’s compliance with designs or specifications of Customer; (iii) modification of Materials other than at Sun’s directions; or (iv) use of an allegedly infringing version of any Materials, if the alleged infringement could be avoided by the use of a different version made available to Customer. THIS SECTION 11 STATES THE ENTIRE LIABILITY OF SUN AND THE EXCLUSIVE REMEDIES OF CUSTOMER FOR CLAIMS OF INFRINGEMENT.

12.      IMPORT AND EXPORT LAWS. All products, services and technical data delivered under an Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Customer.

13.      AIRCRAFT SERVICE AND NUCLEAR APPLICATIONS. Customer acknowledges that products, services and technical data are not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. SUN CLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH USES.

14.      WAIVER OR DELAY. Any express waiver or failure to exercise promptly any right under an Agreement will not create a continuing waiver or any expectation of non-enforcement.

15.      ENTIRE AGREEMENT. An Agreement is the parties’ entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of the Agreement. In the event of any conflict between the terms of these Master Terms and a Program Module, the order of precedence shall be: a) the applicable Program Module, and b) these Master Terms. No modification to an Agreement will be binding, unless in writing and signed by an authorized representative of each party. If any provision, or part thereof, in an Agreement, is held to be invalid, void, or illegal, it shall be severed from the Agreement, and shall not affect, impair, or invalidate any other provision, or part thereof, and it shall be replaced by a provision which comes closest to such severed provision, or part thereof, in language and intent, without being invalid, void, or illegal.

16.      GOVERNING LAW. Any action related to an Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

This is a Program Module as referenced in the Master Terms of Service agreed to between Sun and Customer. The Master Terms of Service are incorporated into this Program Module. This SunSpectrumSM Support Program Module describes the specific terms by which Customer purchases SunSpectrum support services from Sun and by which Sun, through its Enterprise Services Division, delivers SunSpectrum support services to Customer. The terms of this Program Module apply to systems listed on a Schedule or Quote (“Schedule”) which references this Program Module, and are identified on Sun’s then current Enterprise Services Price List (“system(s)”). This Program Module is effective as of the date indicated in the Schedule and continues in effect until the expiration or termination of all Schedules to this Program Module.

1.        CUSTOMER REQUIREMENTS:

1.1                 SUPPORT REQUESTS: Customer may designate up to three (3) of its employees as “Contacts” for each eight (8) hour shift during the period in which Telephone Assistance is provided by Sun. Only Contacts may initiate support requests. Each Contact must possess or, at Customer’s expense, acquire the necessary expertise and training (as from time to time defined by Sun) to diagnose and resolve system software malfunctions with direction by Sun.

1.2                 CUSTOMER’S DUTIES: Customer will perform routine system preventative maintenance and cleaning. Prior to requesting support from Sun, Customer must comply with all published operating and troubleshooting procedures for the systems. If such efforts are unsuccessful in eliminating the malfunction, Customer will then promptly notify Sun of the malfunction. Customer must establish and maintain a procedure external to systems for reconstruction of lost or altered Files, data, or programs. Customer must provide Sun support personnel with: (a) reasonable and safe access to systems; (b) adequate working space and facilities at the installation site necessary to service systems; and (c) cooperation in maintaining a site activity log. Customer acknowledges that the examination, replacement, and handling of hardware components can be hazardous. Support tasks should only be performed by qualified service personnel with the appropriate technical training and experience to recognize these hazards (e.g., electrostatic discharge) and who observe all protection procedures and precautions. Customer agrees to use qualified service personnel and to employ adequate safety precautions in the performance of its obligations hereunder.

1.3                 MOVEMENT OF COVERED SYSTEMS: All services will be delivered at the installation site(s) indicated on the Schedule(s) referencing this Program Module. To facilitate continued support, Customer must give Sun at least thirty (30) days’ written notice, prior to any movement of systems, specifying the new installation site. Support of systems moved by Customer to a new installation site is subject to local availability and will be subject to additional fees. If requested by Customer, Sun may supervise any movement of systems in accordance with the terms and conditions of the SunMOVESSM Program Module. If Sun does not supervise the movement of systems. Sun may require that it inspect and recertify the systems, at Sun’s then current published time and materials rates, as a condition of continued support of those systems.

1.4                 REMOTE SUPPORT REQUIREMENTS: To obtain remote services, including without limitation Remote Systems Monitoring and Remote Dial-In Analysis, Customer must procure and maintain a Sun-specified gateway, and Customer is responsible for any costs associated with procuring and maintaining that gateway. Customer gives Sun permission to remotely access Customer’s systems, in the event Customer elects to receive remote services. Customer will be responsible for all outbound telecommunications charges related to the remote services. If remote services are not permitted or facilitated by Customer, Sun reserves the right to decline to deliver remote services and/or to assess additional charges on Customer for the delivery of services which would otherwise be provided remotely.

2.        ADDITIONAL SYSTEMS: Customer may add systems to a Schedule at Sun’s then current per system fee, at any time upon notice to Sun, subject to the rights of Sun set forth below in INSPECTIONS. Sun will provide services for systems added to a Schedule for a period coterminous with the term of the Schedule, and Sun shall pro rata the fee for such services. Customer will receive an add-on Schedule reflecting the additional covered systems and associated additional fee.

3.        SCHEDULE TERMINATION AND RENEWAL: Except as provided in Section 2, Termination, of the Master Terms of Service, neither party may terminate a Schedule during its initial effective term. The initial effective term is set forth on the applicable Schedule. A Schedule may be renewed for successive one (1) year periods upon receipt by Sun of a purchase order, acceptable to Sun, at least thirty (30) days prior to the expiration of the then current effective term. Either party may terminate a renewed Schedule by providing sixty (60) days’ prior written notice.

4.        PRICES: Sun retains the right to modify its prices upon renewal of any Schedule and, in any event, annually. The foregoing notwithstanding. Sun will continue to honor Customer’s term of service discount. In the event that the Customer prepays the entire amount due or issues a fully funded purchase order, Sun will not modify its prices during the period covered by the prepayment or the fully funded purchase order.

5.        INSPECTIONS: Systems are subject to inspection by Sun prior to the commencement of support, and any costs for required repairs or updates will be charged to Customer at Sun’s current published time and material rates.

6.        LICENSE: Software updates, version releases and product releases (collectively “enhancement releases”), maintenance releases, patches, and SunSolve™ knowledge database provided hereunder may only be used, or accessed by, systems listed on a Schedule. Use of software enhancement releases, maintenance releases, and patches is governed by the applicable software license obtained with the original product. On line versions of support databases may only be accessed by Contacts for the sole purpose of diagnosing and resolving problems on systems listed on a Schedule. Use of educational software and videotape products is governed by, and the Customer agrees to be bound by, the license agreement accompanying each individual product.

7.        EXCLUSIONS: Sun’s obligation to provide support services under this Program Module is contingent upon proper use and care of systems. Sun has no obligation to provide support under this Program Module, should such support be required because of: (a) improper use, abuse, accident, or neglect; (b) alterations, modifications, or attempts to repair systems not authorized by Sun: (c) causes external to the system, such as failure to maintain environmental conditions within the operating range specified by the manufacturer of the systems; (d) attachment of the system to equipment, software, or other items which are not on Sun’s then current Enterprise Services Price List: (e) relocations or attempts to relocate systems not supervised by Sun: or (f) failure to maintain software and systems at Sun-specified minimum configuration or release level. Any support delivered by Sun as a result of such events will be invoiced separately and paid at Sun’s then current published time and materials rates. Operating supplies and accessories, such as magnetic tapes and anti-glare coatings on video display monitors, and unsupported options arc not covered by this Program Module. Sun will nave no obligation to provide support under this Program Module if Customer fails to meet its obligations under Section 10 (Payment Terms) of the Master Terms of Service.

8.        LEVELS OF SUPPORT: The attached pages list the services provided for systems on a Schedule which designates the corresponding level of support, subject to payment of the minimum applicable fee for such support level (“Minimum Fee”). Sun’s service offerings are continually evolving. Accordingly, Sun reserves the right to make service substitutions and modifications at any time that do not cause a materially adverse effect in overall service performance. Customer will receive the following service deliverables when it purchases the corresponding level of support:

a) SUNSPECTRUM BRONZESM LEVEL: Customers who purchase the SunSpectrum BronzeSM Level of support will receive the following services:

(1)       TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems between 8:00 A.M. and 5:00 P.M. (Sun’s local business hours), Monday through Friday, excluding Sun holidays (“Telephone Assistance Hours”). When a Contact calls for assistance, Sun will call back within an average of four (4) Telephone Assistance Hours.

(2)       REMOTE DIAL-IN ANALYSIS: Remote examination and diagnosis of systems through the Customer provided gateway.

(3)       REPLACEMENT HARDWARE PARTS: A replacement part will be delivered to the installation site within an average of two (2) business days of Customer’s request. Customer must have the malfunctioning part ready for immediate exchange with Sun’s courier.

(4)       SOLARIS™ ENHANCEMENT RELEASES: Unless otherwise specified by Sun, Customer will receive periodic delivery of one (1) copy of media with Solaris TM enhancement releases.

(5)       PATCHES AND MAINTENANCE RELEASE ACCESS: Unless otherwise specified by Sun. Customer will receive patches and maintenance releases for Solaris software.

(6)       SUNSOLVE LICENSE: Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

(7)       SUNSOLVE EARLYNOTIFIERSM SERVICE: Periodic notice from Sun containing information on newly discovered problems and bugs.

(8)       ADDITIONAL FEE SERVICES: Subject to an additional per service fee. Customer may purchase the following additional services:

•                             SUN UNBUNDLED SOFTWARE ENHANCEMENTS: Periodic delivery of one (1) copy of media with enhancement releases. Enhancements may not be available for all software products.

•                             ADDITIONAL MEDIA AND DOCUMENTATION: One additional copy of media and documentation for Solaris enhancement releases and/or Sun unbundled software enhancements obtained under this Program Module.

•                             OVERNIGHT PARTS DELIVERY: A replacement part will be delivered to the installation site within an average of one (1) business day of Customer’s request. Customer must have the malfunctioning part ready for immediate exchange with Sun’s courier.

•                             SAME DAY PARTS DELIVERY: A replacement part will be delivered to the installation site on the same business day of Customer’s request. Customer must have the malfunctioning part ready for immediate exchange with Sun’s courier.

•                             ADDITIONAL CONTACTS: Customer may designate additional Contacts meeting the requirements set forth above under CUSTOMER REQUIREMENTS, SUPPORT REQUESTS.

•                             7 X 24 TELEPHONE ASSISTANCE WITH CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems 24 hours per day, 7 days per week, including Sun holidays. When Contact calls for support assistance. Contact will assign a priority rating to the call: URGENT, SERIOUS, or NOT CRITICAL:

•                            URGENT (system unusable) - Live transfer of service request during Telephone Assistance Hours.

•                            SERIOUS (system seriously impaired) - Callback within an average of two (2) Telephone Assistance Hours of service request.

•                            NOT CRITICAL - Callback within an average of four (4) Telephone Assistance Hours of service request.

b) SUNSPECTRUM SILVERSM LEVEL: Customers who purchase the SunSpectrum SilverSM Level of support will receive the following services:

(1)       TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems between 8:00 A.M. and 8:00 P.M., Monday through Friday, excluding Sun holidays (“Telephone Assistance Hours”).

(2)       ON-SITE ASSISTANCE: On-site hardware support assistance between 8:00 A.M. and 5:00 P.M. (Sun’s local business hours) Monday through Friday, excluding Sun holidays (“On-site Hours”).

(3)       CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME: When Contact calls for support assistance, Contact will assign a priority rating to the call: URGENT, SERIOUS, or NOT CRITICAL:

•                            URGENT’ (system unusable) - Live transfer of service request during Telephone Assistance Hours. Personnel arrive at the installation site within an average of four (4) On-site Hours of service request for on-site hardware support assistance.

•                            SERIOUS (system seriously impaired) - Callback within an average of two (2) Telephone Assistance Hours of service request. Personnel arrive at the insinuation site within an average of one (1) business day for on-site hardware support assistance.

•                            NOT CRITICAL - Callback within an average of four (4) Telephone Assistance Hours of service request. Personnel arrive at the installation site after an average of one (1) business day or at a later mutually convenient time for on-site hardware support assistance.

(4)       REMOTE DIAL-IN ANALYSIS: Remote examination and diagnosis of systems through the Customer provided gateway.

(5)       SOLARIS ENHANCEMENT RELEASES: Unless otherwise specified by Sun, Customer will receive periodic delivery of one (1) copy of media with Solaris enhancement releases.

(6)       PATCHES AND MAINTENANCE RELEASE ACCESS: Unless otherwise specified by Sun, Customer will receive patches and maintenance releases for Solaris software.

(7)       SUNSOLVE LICENSE: Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

(8)       SUNSOLVE EARLYNOTIFIER SERVICE: Periodic notice from Sun containing information on newly discovered problems and bugs.

(9)       ADDITIONAL FEE SERVICES: Subject to an additional per service fee, Customer may purchase the following additional services:

•                             SUN UNBUNDLED SOFTWARE ENHANCEMENTS: Periodic delivery of one (1) copy of media with enhancement releases. Enhancements may not be available for all software products.

•                             ADDITIONAL MEDIA AND DOCUMENTATION: One additional copy of media and documentation for Solaris enhancement releases and/or Sun unbundled software enhancements obtained under this Program Module.

•                             7 X 24 TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems 24 hours per day. 7 days per week, including Sun holidays. Response time is as set forth above in Section 8(b)(3), CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME.

•                             7 X 24 ON-SITE ASSISTANCE: On-site hardware support assistance 24 hours per day, 7 days per week, including Sun holidays. Response time is as set forth above in Section 8(b)(3). CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME.

•                             2 HOUR ON-SITE RESPONSE: On-site response time reduced to an average of two (2) On-site Hours for URGENT hardware support requests.

•                             ADDITIONAL CONTACTS: Customer may designate additional Contacts meeting the requirements set forth above under CUSTOMER REQUIREMENTS. SUPPORT REQUESTS.

•                             PERSONAL TECHNICAL ACCOUNT SUPPORT: SERVICE ACCOUNT MANAGEMENT: Customer account will be assigned to a Sun Account Advocate who will assist Customer in assessing critical support issues and help coordinate Sun’s response. The assigned Sun Account Advocate may also provide available information on known bugs, potential system problems, and currently available patches, as well as maintain pertinent account information in Sun’s Customer Account Management Database. These services are provided to Customer during Sun’s local business hours, excluding Sun holidays.

c) SUNSPECTRUM GOLDSM LEVEL. Customers who purchase the SunSpectrum GoldSM Level of support will receive the following services.

(1)       7 X 24 TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems 24 hours per day, 7 days per week, including Sun holidays.

(2)       ON-SITE ASSISTANCE: On-site hardware support assistance between 8:00 A.M. and 8:00 P.M. Monday through Friday, excluding Sun holidays (“On-site Hours”).

(3)       CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME: When Contact calls for support assistance. Contact will assign a priority rating to the call: URGENT, SERIOUS, or NOT CRITICAL:

•                            URGENT (system unusable) - Live transfer of service request. Personnel arrive at the installation site within an average of four (4) On-site Hours of service request for on-site hardware support assistance.

•                            SERIOUS (system seriously impaired) - Callback within an average of two (2) hours of service request. Personnel arrive at the installation site within an average of one (1) business day for on-site hardware support assistance.

•                            NOT CRITICAL - Callback within an average of four (4) hours of service request. Personnel arrive at the installation site after an average of one (1) business day or at a later mutually convenient time for on-site hardware support assistance.

(4)       REMOTE DIAL-IN ANALYSIS: Remote examination and diagnosis of systems through the Customer provided gateway.

(5)       REMOTE SYSTEMS MONITORING: Sun’s remote systems monitoring tools will periodically collect data from designated systems of Customer. Customer gives Sun ongoing permission to access the supported system, strictly for the purpose of fulfilling Sun’s support responsibilities. Customer agrees to obtain an appropriate gateway per the remote services requirements of Section 1.4 above, and this gateway will include a Sun-specified telecommunications line dedicated to remote systems monitoring. Sun reserves the right to limit the use and availability of this feature at any time. The remote systems monitoring tools may be configured for the Customer’s requirements.

(6)       SOLARIS ENHANCEMENT RELEASES: Unless otherwise specified by Sun, Customer will receive periodic delivery of one (1) copy of media with Solaris enhancement releases.

(7)       PATCHES AND MAINTENANCE RELEASE ACCESS: Unless otherwise specified by Sun, Customer will receive patches and maintenance releases for Solaris software.

(8)       SUNSOLVE LICENSE: Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

(9)       SUNSOLVE EARLYNOTIFIER SERVICE: Periodic notice from Sun with information on newly discovered problems and bugs.

(10)    SITE ACTIVITY LOG: On-site service performed will be recorded in a site activity log.

(11)    PERSONAL TECHNICAL ACCOUNT SUPPORT; SERVICE ACCOUNT MANAGEMENT: Customer account will be assigned to a Sun Account Advocate who will assist Customer in assessing critical support issues and help coordinate Sun’s response. The assigned Sun Account Advocate may also provide available information on known bugs, potential system problems, and currently available patches, as well as maintain pertinent account information in Sun’s Customer Account Management Database. These services are provided to Customer during Sun’s local business hours, excluding Sun holidays.

(12)    ACCOUNT SUPPORT PLAN: Sun’s local customer support management will provide the process for the design of an Account Support Plan for Customer.

(13)    ACCOUNT SUPPORT REVIEW: Semi-annual account review of Customer’s service activity and requirements if requested by Customer.

(14)    SUN VENDOR INTEGRATION PROGRAM (SunVIPSM): Provision of multivendor software problem management; includes coverage for approved ISVs (as may be designated by Sun from time to time) with whom Customer maintains a valid service contract with equivalent hours of coverage and response times.

(15)    MISSION CRITICAL SUPPORT TEAMS: For Customer defined URGENT problems, telephone assistance will be provided by a separate team experienced Sun personnel. Availability of such personnel may be limited during peak call periods and non-business hours, during which times backup Sun Solution Center engineers will be available to handle service requests.

(16)    ADDITIONAL FEE SERVICES: Subject to an additional per service fee. Customer may purchase the following additional services:

•                             SUN UNBUNDLED SOFTWARE ENHANCEMENTS: Periodic delivery of one (1) copy of media with enhancement releases. Enhancements may not be available for all software products.

•                             ADDITIONAL MEDIA AND DOCUMENTATION: One additional copy of media and documentation for Solaris enhancement releases and/or Sun unbundled software enhancements obtained under this Program Module.

•                             7 X 24 ON-SITE ASSISTANCE: On-site hardware support assistance 24 hours per day, 7 days per week, including Sun holidays. Response time is as set forth above in Section 8(c)(3). CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME.

•                             2 HOUR ON-SITE RESPONSE: On-site response time reduced to an average of two (2) On-site Hours for URGENT hardware support requests.

•                             ADDITIONAL CONTACTS: Customer may designate additional Contacts meeting the requirements set forth above under CUSTOMER REQUIREMENTS, SUPPORT REQUESTS.

d) SUNSPECTRUM PLATINUMSM LEVEL: Customers who purchase the SunSpectrum PlatinumSM Level of support will receive the following services:

(1)       7 X 24 TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software, hardware, and network problems 24 hours per day, 7 days per week, including Sun holidays.

(2)       7 x 24 ON-SITE ASSISTANCE: On-site hardware support assistance 24 hours per day, 7 days per week, including Sun holidays.

(3)       CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME: When Contact calls for support assistance, Contact will assign a priority rating to the call: URGENT, SERIOUS, or NOT CRITICAL:

•                            URGENT (system unusable) - Live transfer of service request. Personnel arrive at the installation site within an average of two (2) hours of service request for on-site hardware support assistance.

•                            SERIOUS (system seriously impaired) - Live transfer of service request. Personnel arrive at the installation site within an average of four (4) hours for on-site hardware support assistance.

•                            NOT CRITICAL - Live transfer of service request. Personnel arrive at the installation site after an average of one (1) business day or at a later mutually convenient time for on-site hardware support assistance.

(4)       SITE ACTIVITY LOG: On-site service performed will be recorded in a site activity log.

(5)       REMOTE DIAL-IN ANALYSIS: Remote examination and diagnosis of systems through the Customer provided gateway.

(6)       REMOTE SYSTEMS MONITORING: Sun’s remote systems monitoring tools will periodically collect data from designated systems of Customer. Customer gives Sun ongoing permission to access the supported system, strictly for the purpose of fulfilling Sun’s support responsibilities. Customer agrees to obtain an appropriate gateway per the remote services requirements of Section 1.4 above, and this gateway will include a Sun-specified telecommunications line dedicated to remote systems monitoring. Sun reserves the right to limit the use and availability of this feature at any time. The remote systems monitoring tools may be configured for the Customer’s requirements.

(7)       SOLARIS ENHANCEMENT RELEASES: Unless otherwise specified by Sun, Customer will receive periodic delivery of one (1) copy of Solaris enhancement releases.

(8)       PATCHES AND MAINTENANCE RELEASE ACCESS: Unless otherwise specified by Sun, Customer will receive patches and maintenance releases for Solaris software.

(9)       SUNSOLVE LICENSE: Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

(10)    SUNSOLVE EARLYNOTIFIER SERVICE: Periodic notice from Sun containing information on newly discovered problems and bugs.

(11)    PERSONAL TECHNICAL ACCOUNT SUPPORT; SERVICE ACCOUNT MANAGEMENT: Customer account will be assigned to a Sun Account Advocate who will assist Customer in assessing critical support issues and help coordinate Sun’s response. The assigned Sun Account Advocate may also provide available information on known bugs, potential system problems, and currently available patches, as well as maintain pertinent account information in Sun’s Customer Account Management Database. These services are provided to Customer during Sun’s local business hours, excluding Sun holidays.

(12)    ACCOUNT SUPPORT PLAN: Sun’s local customer support management will provide the process for the design of an Account Support Plan for Customer.

(13)    ACCOUNT SUPPORT REVIEW: Monthly account review of Customer’s service activity and requirements if requested by Customer.

(14)    SUN VENDOR INTEGRATION PROGRAM (SunVIP): Provision of multivendor software problem management; includes coverage for approved ISVs (as may be designated by Sun from time to time) with whom Customer maintains a valid service contract with equivalent hours of coverage and response times.

(15)    SKILLS ASSESSMENT: Sun will assist Customer annually in evaluating the skills of up to ten (10) of Customer’s technical personnel with responsibility for systems administration.

(16)    MISSION CRITICAL SUPPORT TEAMS: For Customer defined URGENT problems, telephone assistance will be provided by a separate team of experienced Sun personnel. Availability of such personnel may be limited during peak call periods and non-business hours, during which times backup Sun Solution Center engineers will be available to handle service requests.

(17)    SYSTEM AVAILABILITY GUARANTEE: For properly configured, maintained and administered systems, Sun will commit to maintain certain levels of System Availability, as defined in Exhibit A, SunSpectrum System Availability Guarantee.

(18)    SOFTWARE RELEASE PLANNING: Provision of assistance to Customer in evaluating new Solaris releases and Customer’s need for migration from any of the following versions of Solaris: Solaris 2.X through the most current version of Solaris. This service is subject to Customer complying with Sun’s requests for information and data relevant to providing this service.

(19)    SOFTWARE PATCH MANAGEMENT ASSISTANCE: Provision of assistance to Customer in evaluating whether patches for selected Sun software products should be applied to Customer’s systems. This service is subject to Customer complying with Sun’s requests for information and data relevant to providing this service.

(20)    FIELD CHANGE ORDER (“FCO”) MANAGEMENT ASSISTANCE: Provision of assistance to Customer in evaluating the service impact of Field Change Orders for selected Sun hardware products. This service is subject to Customer complying with Sun’s requests for information and data relevant to providing this service.

(21)    INSTALLATION SERVICES: Customer’s choice of one installation service from among: SunBasic StartSM, DeskStartSM, ServerStartSM, and SPARCstoragc™ ArrayStartSM. The particular installation service selected by Customer will be listed on a Schedule.

(22)    ADDITIONAL FEE SERVICES: Subject to an additional per service fee, Customer may purchase the additional services:

•                             SUN UNBUNDLED SOFTWARE ENHANCEMENTS: Periodic delivery of one (1) copy of enhancement releases. Enhancements may not be available for all software products

•                             ADDITIONAL MEDIA AND DOCUMENTATION: One additional copy of media and documentation for Solaris enhancement releases and/or Sun unbundled software enhancements obtained under this Program Module.

•                             ADDITIONAL CONTACTS: Customer may designate additional Contacts meeting the requirements set forth above under CUSTOMER REQUIREMENTS, SUPPORT REQUESTS.

e) SOFTWARE ONLY SUPPORT: Customers who purchase Software Only Support will receive the following services:

(1)       TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for software problems between 8:00 A.M. and 5:00 P.M. Monday through Friday, excluding Sun holidays (“Telephone Assistance Hours”).

(2)       CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME: When Contact calls for support assistance. Contact will assign a priority rating to the call: URGENT, SERIOUS, or NOT CRITICAL:

•                            URGENT (system unusable) - Live transfer of service request during Telephone Assistance Hours.

•                            SERIOUS (system seriously impaired) - Callback within an average of two (2) Telephone Assistance Hours of service request.

•                            NOT CRITICAL - Callback within an average of four (4) Telephone Assistance Hours of service request.

(3)       REMOTE DIAL-IN ANALYSIS: Remote examination and diagnosis of systems through the Customer provided gateway.

(4)       SUN SUPPORTED SOFTWARE ENHANCEMENT RELEASES: Unless otherwise specified by Sun, Customer will receive periodic delivery of one (1) copy of Sun supported software enhancement releases.

(5)       PATCHES AND MAINTENANCE RELEASE ACCESS: Unless otherwise specified by Sun, Customer will receive patches and maintenance releases for Solaris software.

(6)       SUNSOLVE LICENSE: Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

(7)       SUNSOLVE EARLYNOTIFIER SERVICE: Periodic notice from Sun containing information on newly discovered problems and bugs.

(8)       ADDITIONAL FEE SERVICES: Subject to an additional per service fee. Customer may purchase the following additional services:

•                             SUNSOLVE CD-ROM: Sun will provide Customer the CD-ROM version of SunSolve. Customer is granted a license to use SunSolve, subject to the license terms above under LICENSE.

•                             7 X 24 TELEPHONE ASSISTANCE: Unlimited, toll-free assistance for Sun supported software problems 24 hours per day, 7 days per week, including Sun holidays. Response time is as set forth above in Section 8(e)(2). CUSTOMER-DEFINED PRIORITY AND RESPONSE TIME.

•                             ADDITIONAL CONTACTS: Customer may designate additional Contacts meeting the requirements set forth above under CUSTOMER REQUIREMENTS, SUPPORT REQUESTS.

•                             PERSONAL TECHNICAL ACCOUNT SUPPORT; SERVICE ACCOUNT MANAGEMENT: Customer account will be assigned to a Sun Account Advocate who will assist Customer in assessing critical support issues and help coordinate Sun’s response. The assigned Sun Account Advocate may also provide available information on known bugs, potential system problems, and currently available patches, as well as maintain pertinent account information in Sun’s Customer Account Management Database. These services are provided to Customer during Sun’s local business hours, excluding Sun holidays.

•                             ACCOUNT SUPPORT REVIEW: Semi-annual account review of Customer’s service activity and requirements if requested by Customer.

•                             ADDITIONAL MEDIA AND DOCUMENTATION: One additional copy of media and documentation for Solaris enhancement releases and/or Sun unbundled software enhancements obtained under this Program Module.

EXHIBIT D - CONTRACT COMPENSATION, COMMISSIONS AND DISCOUNTS

A. COMPENSATION/CONTRACT COMMISSION FOR COMMERCIAL CUSTOMERS.

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B. COMMERCIAL CUSTOMER DISCOUNTS.

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CHANNEL AGREEMENT

Sun Channel Agreement: CS-US-004107-R

SUN CHANNEL AGREEMENT
MASTER TERMS

THIS SUN MICROSYSTEMS, INC. CHANNEL AGREEMENT MASTER TERMS (“Master Terms”), is made as of the 1st day of February, 2000 (“Effective Date”) between Sun Microsystems, Inc., with its address at 901 San Antonio Road, Palo Alto, CA 94303 (“Sun”), and Strategic Technologies Inc. with its address at 301 Gregson Drive Cary NC 27511 (“Partner”, “Regional Systems Partner” or “National Systems Partner”).

The parties agree as follows:

1.                         SCOPE OF AGREEMENT

1.1                   Exhibits and Schedules. These Master Terms describe the general terms by which Partner may purchase Products and Services from Sun or from a Sun authorized Master Reseller as set forth in an Exhibit. The specific terms related to the purchase of Equipment, Software and Services are described in the appropriate Product Exhibits or Service Exhibits and Schedules (collectively referred to as “Exhibits”). Each Exhibit and these Master Terms together constitute a separate agreement (“the Agreement”). Exhibits may be added or deleted from time to time by the agreement of the parties, but Partner is only authorized to purchase Products or Services hereunder to the extent that one or more applicable Exhibit(s) is executed and in force.

1.2                   Order of Precedence. The provisions of any Exhibit will take precedence over these Master Terms, to the extent that they are inconsistent.

2.                         DEFINITIONS

2.1                   EQUIPMENT means the hardware components (may also be referred to as “hardware”) of Product and includes the media on which Software is pre-loaded.

2.2                   PRODUCT(S) means any Equipment and Software delivered by Sun directly or indirectly to Partner under the Agreement.

2.3                   SERVICE(S) means any consulting, educational and support services provided directly or indirectly to Partner under the Agreement.

2.4                   SOFTWARE means any binary software (and related documentation) provided by Sun directly or indirectly to Partner under the Agreement.

3.                         TERM AND TERMINATION

3.1                   Term. These Master Terms commence on the Effective Date and will continue until the expiration or termination of all Exhibits. Each Exhibit shall detail the commencement date of the Exhibit (“Exhibit Effective Date”).

3.2                   Termination at Will. Either party may terminate these Master Terms for convenience on written notice to the other party in the event that all Exhibits have been terminated or have expired.

3.3                   Termination for Cause. Either party may terminate these Master Terms and any or all Exhibits:

(a)                     immediately, by written notice, upon material breach by the other party of the Agreement, if such breach cannot be remedied;

(b)                    by written notice, if the other party fails to cure any material remediable breach of the Agreement within thirty (30) days of receipt of written notice of such breach;

(c)                     automatically if Partner ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of Partner which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors;

(d)                    immediately by written notice if Partner undergoes any change in ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in light of the fact that Partner has been appointed by Sun because of its present financial, technical and managerial conditions.

3.4                   Termination by Sun. In addition to the general reasons set forth in Sections 3.2 and 3.3 above, Sun may terminate these Master Terms and any or all Exhibits, immediately by written notice if Partner:

(a)                     breaches any Sun Software license;

(b)                    breaches Section 5 (Confidential

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Information) of these Master Terms;

(c)                     breaches (or Sun reasonably believes Partner will breach) the U.S. Export Administration Regulations, the U.S. Foreign Corrupt Practices Act or similar laws or regulations of any other government; or

(d)                    infringes or challenges the validity of any Sun copyright or Sun Trademark (as defined herein).

3.5                   Consequences of Termination or Expiration. Upon any expiration or termination of the Agreement (or all of them), the following will occur:

(a)                     all outstanding invoices and amounts owing from Partner to Sun will thereupon become immediately due and payable;

(b)                    Sun will have the right of first refusal to repurchase Products in Partner’s inventory at the lower of net invoice price or the then fair market value, as may be adjusted for any amounts due but unpaid pursuant to Section 3.5(a). If Sun desires to exercise this right, it will do so by written notice. Except in the case of Sun’s termination for material breach, for a period of ninety (90) days from the date of termination or expiration, Partner may sell and/or license under the terms of the Agreement any inventory Sun elects not to repurchase;

(c)                     Sun will have the right to cancel by written notice all or part of any unfulfilled order previously accepted by Sun. To the extent that Sun does not cancel any such order, the Agreement will continue to apply to such order;

(d)                    Partner will immediately return all Sun property under Partner’s control (including without limitation all Sun confidential information, schematics, manuals, Software and Sun business plans) and remove, cancel and/or cease to use the Sun Trademarks, any signs or other advertising materials referring to Sun, or Products or Services or to Partner as an authorized reseller of Sun; and

(e)                     all of Partner’s rights under the Agreement shall immediately cease and Partner shall at no time in the future represent that it is an authorized reseller of Sun or that it is in any way associated with Sun or Products or Services.

3.6                   Survival. Rights and obligations under the Agreement which by their nature should survive, will remain in effect after termination or expiration of the Agreement.

3.7                   No Liability for Termination or Expiration. The right of termination or expiration provided herein is absolute. Each party waives and releases the other from any claim to compensation or indemnity related to the permitted or lawful termination of the business relationship established under the Agreement.

4.                         COMMERCIAL TERMS

4.1                   Commercial terms for Partners who purchase Products or Services from a Sun authorized Master Reseller will be determined by Partner’s agreement with such Master Reseller. This Section 4.1 applies only to Partners who purchase Products or Services directly from Sun.

(a)                     Prices and Taxes. Prices and fees for Products and Services are exclusive of all shipping and insurance charges, and do not include sales tax or any other tax based upon the value of Products and/or Services. Partner is responsible for payment of all such charges and taxes.

(b)                    Payments. If Partner satisfies Sun’s credit requirements, payment terms are net thirty (30) days from (i) the date of invoice for Products or Services, or (ii) where Partner is purchasing Products, the date of shipment of Products, whichever is the later. Otherwise terms are cash in advance of delivery. Sun in its reasonable commercial judgment may place Partner on credit hold, in which event, Sun will promptly inform Partner and may: i) with respect to Product purchases, delay or reschedule Partner orders, and ii) with respect to Services, discontinue delivery upon thirty (30) days’ written notice to Partner. Interest will accrue from the date on which payment is due at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law. Partner will not be required to pay the disputed portion of any invoice, pending resolution of that dispute, provided that written notice of the dispute has been forwarded to Sun in writing within fifteen (15) days of the date of that invoice.

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4.2                   Records and Audits. During the term of the Agreement and for a period of five (5) years thereafter, Partner will maintain accurate records as necessary to verity compliance with the Agreement. Sun may audit these records at any time after reasonable written notice to verify compliance. Sun will conduct this audit through an independent auditor of Sun’s choice (“Auditor”). Auditor will be bound to keep confidential the details of the business affairs of Partner and to limit disclosure of the audit results to only the sufficiency of the records, including, whether Partner is in compliance with the terms of the Agreement and the amount, if applicable, of any required additional payment or other payment adjustment. Except as described below, Sun will bear all costs and expenses associated with the exercise of its audit rights. Any errors in payments identified will be corrected by Partner by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%), Partner will reimburse Sun the amount of the underpayment, the reasonable charges of the Auditor in performing the audit that identified the underpayment, and interest on the overdue amount at the maximum allowable interest rate from the date the obligation accrued.

5.        CONFIDENTIAL INFORMATION

If either party desires that information provided to the other party under the Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for purposes specifically contemplated in the Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which: a) is or becomes known by recipient without an obligation to maintain its confidentiality; b) is or becomes generally known to the public through no act or omission of recipient; or c) is independently developed by recipient without use of confidential or proprietary information. This section will not affect any other confidential disclosure agreement between the parties.

6.        LIMITED WARRANTIES

6.1                   Product and Service Warranties. Any warranties for Products and Services will be specified in the Exhibit(s).

6.2       Year 2000 Warrant.

(a)                     Sun warrants that specified versions of Products identified on Sun’s external Website
(url: www.sun.com/y2000/cpl.html) as being Year 2000 compliant (“Listed Products”) will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.

(b)                    Versions of Products identified on Sun’s external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement parts, patches, software updates or subsequent releases (“Y2K Fixes”) are issued and properly installed.

(c)                     Other Products are not covered by these warranties.

(d)                    To the extent that Sun installs Y2K Fixes or performs other Services under the Agreement for Partner, Sun respectively warrants that:

(i) upon installation of the Y2K Fixes, Products will become Listed Products; and

(ii) Services performed on Listed Products will not result in them ceasing to be Listed Products.

(e)                     Partner’s sole and exclusive remedy for Sun’s breach of these warranties will be for Sun at its option: (i) to use commercially reasonable efforts to repair Listed Products or provide Y2K Fixes, as the case may be; (ii) to supply functionally equivalent Year 2000 compliant products; or (iii) if (i) and (ii) are commercially unreasonable, to refund to Partner its net book value respectively for non-compliant Listed Products or products for which scheduled Y2K Fixes were not provided.

6.3                   DISCLAIMER OF WARRANTIES. UNLESS SPECIFIED IN THE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF

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MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

7.        IMPORT AND EXPORT LAWS

All Products, Services and technical data delivered under the Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Partner agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Partner.

8.        NUCLEAR APPLICATIONS

Partner acknowledges that Products and/or Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility. SUN DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH USES.

9.        TRADEMARKS

9.1                   Trademarks. “Sun Trademarks” means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services. Partner may refer to Products and Services by the associated Sun Trademarks provided that such reference is not misleading and complies with Sun’s Trademark and Logo Policies. Partner may not remove or alter any Sun Trademarks, nor may it co-logo Products. Partner agrees that any use of Sun Trademarks by Partner will inure to the sole benefit of Sun or its licensors. Partner agrees not to incorporate any Sun Trademarks into Partner’s trademarks, service marks, company names, internet addresses, domain names, or any other similar designations.

9.2                   Special Program Logos. Partner may use the special program logo, if any, applicable to Partner’s appointment, as established in any Exhibit only: (a) as shown in the artwork provided by Sun; (b) in pre-sale marketing materials and advertising, but not on goods, packaging, product labels, documentation or other materials distributed with Products; (c) in a manner no more prominent than Partner’s corporate name and logo; and (d) otherwise in accordance with the then current Sun Trademark and Logo Policies.

9.3                   Use of Partner Information. Sun has the right to disclose and publish Partner’s name, address and profile information in connection with Sun’s Partner programs.

10.      INTELLECTUAL PROPERTY CLAIMS

Sun will indemnify Partner for its reasonable expenses and will defend or settle at Sun’s option and expense any legal proceeding brought against Partner, to the extent that it is based on a claim that Products infringe a trade secret, a trademark, a mask work, a copyright or a patent. Sun will pay all damages and costs awarded by the court which finally determines the case or are incurred in the settlement thereof, provided that Partner: (a) gives written notice of the claim promptly to Sun; (b) gives Sun sole control of the defense and settlement of the claim; (c) provides to Sun all available information and assistance; and (d) has not compromised or settled such claim. If any Products or Materials are found to infringe, or in Sun’s opinion are likely to be found to infringe, Sun may elect to: (a) obtain for Partner the right to use such Products and/or Materials; (b) replace or modify such Products and/or Materials so that they become non-infringing; or if neither of these alternatives is reasonably available, (c) remove such Products and/or Materials and refund Partner’s net book value for these Products and/or Materials. Sun has no obligation under this Section 10 for any claim which results from: (a) use of Products and/or Materials in combination with any equipment, software or data not provided by Sun; (b) Sun’s compliance with designs or specifications of Partner; (c) modification of Products and/or Materials; or (d) use of an allegedly infringing version of any Products and/or Materials, if the alleged infringement could be avoided by the use of a different version made available to Partner. THIS SECTION 10 STATES THE ENTIRE LIABILITY OF SUN AND EXCLUSIVE REMEDIES OF Partner FOR CLAIMS OF INFRINGEMENT.

11.      LIMITATION OF LIABILITY

Except for obligations under Section 10 (Intellectual Property Claims), or Section 12 (Indemnity and Insurance) or breach of any applicable license grant, and to the extent not prohibited by applicable law (i) each party’s aggregate liability to the other for claims relating to the Agreement, whether for breach or in tort, including but not limited to negligence, will be limited to the amount paid to Sun for Products, Services, or Materials which are the subject matter of the claims, and (ii) neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the Agreement (including loss of business, revenue, profits, use, data or other economic advantage) however it arises, whether for breach or in tort, even if that

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party has been previously advised of the possibility of such damage. LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THE AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

12.                  INDEMNITY AND INSURANCE

Except for claims arising under Section 10 (Intellectual Property Claims), Partner will indemnify Sun and its suppliers from and against all claims, liabilities, damages and costs (including legal fees and costs), relating to (i) Partner’s use or distribution of Products and Services under the Agreement or (ii) any acts or omissions of Partner. Partner shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days’ written notice to Sun in event of modification or termination).

13.      FORCE MAJEURE

A party is not liable under the Agreement for non-performance caused by events or conditions beyond that party’s control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

14.      WAIVER OR DELAY

Any express waiver or failure to exercise promptly any right under the Agreement will not create a continuing waiver or any expectation of non-enforcement.

15.                  ASSIGNMENTS

Neither party may assign or otherwise transfer any of its rights or obligations under the Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign the Agreement to an affiliated company, or subcontract the delivery of Services or Products. If Sun elects to subcontract Service or Product delivery, Sun will remain primarily responsible for delivery.

16.                  RELATIONSHIP OF THE PARTIES

An Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or fiduciary or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

17.                  NOTICES

All written notices required by the Agreement must be delivered in person or by means evidenced by a delivery receipt or via email or website and will be effective upon receipt.

18.                  SEVERABILITY

If any provision of the Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of any other provisions.

19.                  GOVERNING LAW

Disputes which cannot be settled amicably will be governed by the laws of California and controlling US Federal law. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply.

20.                  ENTIRE AGREEMENT

20.1             An Agreement (which includes the applicable Exhibit) is the parties’ entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter.

20.2             No modification to the Agreement will be binding, unless in writing and signed by an authorized representative of each party.

20.3             The provisions of this Agreement are not altered by the terms and conditions of any other agreement Partner may have with Sun.

21.                  SURVIVAL

Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration.

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IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE MASTER TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.		PARTNER

By:	/s/ Joe Womack	By:	/s/ Mike Shook
Name:	Joe Womack	Name:	Mike Shook
Title:	VP Americas eSun Partner Sales	Title:	President
Date:	3-7-2000	Date:	July 26, 2000

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Sun Channel Agreement
CS-US-004107-R

EXHIBIT A
Software Products
(Partner)

This SMI Software Exhibit (“Software Exhibit”) between Sun Microsystems, Inc. and Partner is an attachment to the Master Terms between Sun and Partner and is effective as of the date of execution by Sun (“Exhibit Effective Date”). The Master Terms are an integral part of this Software Exhibit and are incorporated by reference herein.

1.        DEFINITIONS

1.1                   “BCL” means the Sun binary code license contained in Software or related documentation.

1.2                   “Channel Web” means Sun’s proprietary software channel information system.”

1.3                   “End User” means the entity licensed to use Software under a BCL. If End User is a corporation or other entity, then, for license fee purposes, “End User” includes each individual within such corporation or entity licensed to use Software under the BCL

1.4                   “Error” means any reproducible failure of Software to perform its intended function or any significant inaccuracy in its related documentation.

1.5                   “Error Correction” means a modification, procedure, patch or routine intended to correct the practical adverse effect of an Error.

1.6                   “Fees” means the fees set forth in the Price List.

1.7                   “Guide” means the Sun Channel Program Guide or Guides relating to Software ordered under this Software Exhibit.

1.8                   “NFR Software” means Software designated on the Channel Web as “not for resale” software.

1.9                   “Price List” means the applicable Sun Price List current at the time of execution of this Software Exhibit and any subsequent price changes made by Sun under Section 3.4 of this Software Exhibit.

1.10             “Software”, in addition to the definition in the Master Terms, includes Error Corrections, Upgrades, NFR Software and Subscription Kits.

1.11             “Software Release” means a release of Software that is designated by Sun in its sole discretion by a change in the digit(s) to the left of the decimal point in the Software version number [(x).x.x].

1.12             “Subscription Kit” means tangible or electronically downloadable materials designated in the Price List as a Sun Software Subscription Program Product and delivered in kit form.

1.13             “Territory” means the countries or geographic regions identified in Schedule 1 to this Software Exhibit.

1.14             “Update” means a release of a Software that is designated by Sun in its sole discretion by a change in the digit(s) to the right of the tenths digit in the Software version number [x.x.(x)].

1.15             “Upgrade” means Updates, Version Releases, or Software Releases that Sun makes generally commercially available.

1.16             “Version Release” means a release of a Software that is designated by Sun in its sole discretion by a change in the tenths digit in the Software version number [x.(x).x].

2.        APPOINTMENT OF PARTNER

2.1                   Appointment. Sun appoints Partner as a nonexclusive “Authorized Software Enterprise Partner” and grants Partner the nonexclusive and nontransferable right to distribute Software to End Users in the Territory. Sun will segregate Software into product specialty categories and provide Partner with written notice of these categories. Certain Software, as identified in the Guide, may only be purchased from Sun Authorized Distributors. Partner will not advertise, sell, lease or ship Software outside the Territory without Sun’s prior written consent. Partner may not open Software prior to delivery to End Users.

2.2                   Guide. The Guide sets forth additional terms and information concerning special promotions and programs relating to the Sun Software Channel Program. Partner may participate in these promotions and programs, provided that Partner is in compliance with its other obligations under the Agreement, and any other agreement with Sun or its affiliated companies, including payment and reporting obligations. Sun has the right to change the Guide at any time without notice. Changes to the Guide may be provided via the Channel Web and Partner agrees to be bound by these changes. For Partners who do do not have regular access to the internet and Channel Web, printed copies of changes to the Guide will be provided by Sun upon written request.

2.3                   Obligations. Partner agrees to: (a) actively market and support Software; (b) follow up on any leads provided by Sun (which will be considered Sun Confidential Information); (c) ensure that the marketing and support efforts for Software are conducted by identified and trained personnel within Partner who have knowledge of Software and meet the training requirements in the Guide; (d) provide Sun on a quarterly basis with a relationship planning document as described in the Guide; and (e) not misrepresent Software or make any representation or warranty inconsistent with the Master Terms, this Software Exhibit or a BCL.

3.        COMMERCIAL TERMS

3.1                   Direct Purchases Only. Commercial terms for Partners who purchase Software from a Sun Authorized Distributor will be determined in Partner’s agreement with such Distributor. This Section 3 applies only to Partners purchase of Software directly from Sun.

3.2                   Reporting. Partner will provide to Sun a written point-of-sale report by the fifth (5th) working day of each month that includes the name and address of each End User, dollar volume, type and quantity of Software distributed and other information described in the Guide. Partner acknowledges that it will not receive marketing funds unless it has met all

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point-of-sale requirements. In addition, on the first business day of each calendar quarter, Partner will provide Sun a rolling six (6) month non-binding forecast of Partner’s annual projected shipments for each Software distributed under this Agreement. With each forecast, Partner will also provide a completed relationship management document as described in the Guide. Upon request, Partner will provide Sun with audited financial statements.

3.3                   Returns. Commencing on the Exhibit Effective Date, on a quarterly basis Partner may request to return for credit, a quantity of Software (other than NFR Software) the net Fees for which will not exceed ten percent (10%) of the cumulative net Fees for Software shipped to Partner during the immediately preceding quarter. Before returning any Software, Partner must obtain from Sun a “Return Material Authorization” (RMA). Partner must place an offsetting order with Sun for Software of dollar value at least equal to any credit issued hereunder. No more than one percent (1%) of all returned Software may be in opened packages. Partner may not deduct the amount of any credit from outstanding invoices. Partner will be responsible for paying all freight and shipping charges for Software returned under this Section 3.3. Stock rotation is not available for discontinued Software.

3.4                   Payments. For all Software purchased under this Software Exhibit, Partner will pay Sun an amount equal to the Fee, less the applicable discount set forth in Schedule 1.

3.5                   Price Changes. Sun reserves the right to change the Price List, discounts and Fees for any Software at any time without approval of Partner. Changes which result in a decrease in Fees will take effect immediately upon announcement. In the event of a change which increases Fees, Sun will provide Partner with thirty (30) days prior written notice. If, during the term of this Software Exhibit, Sun decreases the Fee for any Software, Partner will be entitled to a credit toward new orders for any Software placed within thirty (30) days after announcement by Sun. This credit will be equal to the difference between the new Fee and the Fee paid by Partner less any previous credits provided, for the affected Software multiplied by the quantity of that Software in Partner’s inventory as of the date of the announcement. In order to claim this credit, Partner must, within thirty (30) days of announcement of a change which decreases Fees, supply Sun with a written report including: (a) the identification of all affected Software which were in Partner’s inventory immediately prior to announcement of the decrease; (b) the net Fee for this Software before and after the decrease and (c) other information as Sun may reasonably request. Sun will issue the credit to Partner within sixty (60) days from the date Sun receives the report. All orders for Software scheduled for shipment or in transit to Partner at the time of the announcement will be adjusted to the decreased Fee.

3.6                   Delivery and Title. Software purchase orders will be submitted to Sun by Partner under the terms of this Software Exhibit and subject to a minimum of Five Thousand Dollars ($5,000) per order. Sun will deliver Software Ex Works, Sun facilities. Partner assumes all risk of loss or damage upon delivery of Software. Partner acknowledges that it does not take title to Software, with the exception of media and printed materials, but rather licenses Software under the terms of this Agreement.

3.7                   Updates, Version Releases and Software Releases. Fees are for the Software releases current as of the Effective Date. Except as provided in Section 4 of this Software Exhibit, Updates, Version Releases and Software Releases may require additional payment and be subject to additional terms. Sun may, without Partner’s approval and without incurring any liability to Partner, modify Software or discontinue its manufacture, sale or support upon thirty (30) days prior written notice to Partner.

4.        UPGRADES AND OBSOLESCENCE

4.1                   Direct Purchases Only. This Section 4 applies only to Partner’s purchase of Software directly from Sun.

4.2                   Upgrades. Subject to the terms below, Partner may upgrade unopened Software in its inventory before the date Sun commences shipment of a new Upgrade (“Commencement Date”).

(a) Updates from the immediately proceeding Update version will be provided to Partner at no charge.

(b) Upgrades to a Version Release or Software Release from the immediately preceding Version Release or Software Release will be provided to Partner at no charge unless Sun increases its Fees for the new release. If Sun increases its Fees, the new release will be made available to Partner at the incremental price difference between the original Fee paid by Partner and the Fee for the new release.

(c) To receive Upgrades under this Section 4, Partner must provide Sun with a written request for the Upgrade, obtain an RMA and return to Sun all Software to be upgraded. Partner will pay all shipping charges for returned Software and Upgrades ordered under this Section 4. Sun will credit Partner with the total amount Partner paid for the returned Software if the return is accompanied by a firm order for the immediate delivery of Upgrades whose total payment amount at least equals that of the returned Software. Partner is limited to two (2) upgrade requests for each Update, Version Release and Software Release. The first request must be received by Sun within thirty (30) days of the Commencement Date and the second request within ninety (90) days of the Commencement Date. If Partner fails to make the requests within the time frame described, Partner will no longer have the right to upgrade Software under this Section 4.

(d) For a period of ninety (90) days after Sun discontinues offering Software, Partner will have the right, shipping prepaid and retaining all risk of loss, to return the unopened discontinued Software to Sun. Sun will credit Partner with the total amount Partner paid for the discontinued Software if the return is accompanied by a firm order for the immediate delivery of other Software whose total payment amount at least equals that of the returned Software.

5.        SUBSCRIPTION KITS

5.1                   Distribution of Subscription Kits. Sun grants to Partner a non-transferable, nonexclusive, limited license to distribute Subscription Kits within the Territory. “Subscription Kit” means tangible or electronically downloadable materials for Licensed Products designated in the applicable Sun price list as a Sun Software Subscription products and delivered in a kit form. Subscription Kits contain (i) a

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certificate for the Sun Software Subscription services entitling an End User to receive drop-shipments of upgrades for Licensed Products directly from Sun; (ii) Sun Software Subscription services program terms; (iii) End User registration and acceptance forms to be completed and returned to Sun; and (iv) marketing collateral.

5.2                   Restrictions. Partner may not open any Subscription Kit prior to delivery to End Users. Partner may not sell or distribute Subscription Kits unless the End User has first provided satisfactory proof of its license for the most current version of the Licensed Products. Proof of End User’s current license will be satisfied by the End User showing Partner copies of its license or install disk, cover page of the install disk manual or other form of proof satisfactory to Sun that End User is licensed to the current version level. Subscription Kits may be purchased only from Authorized Distributors or Sun.

5.3                   Returns. In the event an End User does not accept the terms provided in the Subscription Kit and elects within fifteen (15) days of purchase to return the Subscription Kit to Partner, Partner must accept return of the Subscription Kit and refund the fees paid by End User. Partner may return, shipping prepaid, to the Authorized Distributor from which the Subscription Kit was purchased, the Subscription Kit returned by the End User for a refund of the fees paid by Partner, provided, however, that: (i) the Subscription Kit was properly returned to Partner by the End User within fifteen (15) days of its purchase; and (ii) Partner requests and has received a Return Material Authorization (“RMA”) number from the Authorized Distributor within five (5) business days of the Subscription Kit’s return by the End User to Partner.

5.4                   Other Programs. Any additional subscription offerings and requirements are set forth in the Guide.

6.        NOT FOR RESALE SOFTWARE

6.1                   Purchase. As part of the Sun Software Channel Program, Partner may obtain not-for-resale copies of Licensed Products (“NFR Software”). Licensed Products available as NFR Software are designated on the Channel Web and may be ordered only from Authorized Distributors and Sun. Partner may use no more than one (1) copy of each NFR Software at each Partner business location. Each location at which NFR Software is used must be staffed with Partner employees who have met all applicable training, testing and authorization requirements set forth in the Guide.

6.2                   Labeling and Use. NFR Software must at all times be clearly labeled “Not For Resale Software” and may be used only for purposes of internal staff training, pre-sales support, Partner demonstrations and Sun approved marketing.

6.3                   Destruction of NFR Software. Partner must destroy all NFR Software: (i) upon notice that the NFR Software has been discontinued or is available as a new revision release or (ii) if it is no longer being used on a regular basis by Partner for the purposes described in Section 6. To obtain new revision releases of NFR Software, Partner must provide AuthorizedDistributor or Sun with written certification that the NFR Software has been destroyed.

6.4                   Restrictions. Partner may not use the NFR Software for development of software programs; nor copy, resell or distribute the NFR Software to any third party. In addition to this Section 6, Partner’s use of NFR Software is further subject to the terms of the BCL which accompanies the software.

7.        SUPPORT

During the term of this Agreement, Partnerwill provide prospective End Users with complete pre-sale support, and End Users with post-sale support as provided in the Guide.

8.        SUN SOFTWARE CHANNEL PROGRAM WEB SITE

Subject to the following, Sun will provide Partner with an account login, password and the site URL for the Channel Web.

8.1 Use of Web Contents. Title to and ownership in all products, including software products, documents and other program information contained in the Channel Web (“Web Contents”) will solely and exclusively be and remain in Sun and its licensors. Partner may use Web Contents only for: (a) its internal evaluation purposes and (b) at its primary business facility. If the software products accessed as part of Web Contents contain third party code, Partner’s use of the products may be subject to additional terms. Partner is not authorized to make any modifications or revisions to Web Contents nor distribute Web Contents to any third party. Partner will indemnify Sun from all liability, expense, and damage of any type arising from Partner’s violation of this Section 8.1.

8.2 No Support for Web Contents. Partner acknowledges that Sun is not obligated to make any of Web Contents available as a final Sun product. Sun retains the right to make any modifications or changes to Web Contents at any time without prior notice to Partner. Web Contents are provided strictly on an “AS IS” basis. Partner acknowledges that no support will be provided by Sun for the software product(s) contained in the Web Contents.

9.        WARRANTIES AND DISCLAIMER

Sun warrants that for a period of ninety (90) days from Partner’s receipt of Software provided under this Software Exhibit, the media on which the Software is furnished will be free of defects in materials and workmanship under normal use. Partner’s exclusive remedy and Sun’s entire liability under this limited warranty will be for Sun to replace the Software media.

10.      ADDITIONAL LIMITATIONS

IN NO EVENT WILL ANY ENTITY WORKING WITH SUN ON THE DEVELOPMENT AND SUPPLY OF ANY LICENSED PRODUCT OR PART THEREOF BE LIABLE UNDER THIS AGREEMENT.

11.      TERM AND TERMINATION.

This Software Exhibit will commence upon the Software Effective Date. Unless earlier terminated as provided in the Master Terms, this Software Exhibit will remain in effect until the date established in the following schedule:

Effective Date	Expiration Date (Of the following year)
March 1 - August 31 September 1 - February 28	August 31 February 28

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IN WITNESS WHEREOF, the parties have authorized their representatives to execute this Software Exhibit effective as of the Effective Date written below.

	SUN MICROSYSTEMS, INC.		Partner

By:	/s/ Joe Womack	By:	/s/ Mike Shook

Name:	Joe Womack	Name:	Mike Shook
	(printed or typed)		(printed or typed)

Title:	VP Americas eSun Partner Sales	Title:	President

Effective Date:	2-1-00	Date:	Feb 21, 2000

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Schedule 1
to Software Exhibit
(Partner)

1. Territory: United States

2. Discount: [***]

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SUN PARTNER AGREEMENT#CS-US-004107-R

EXHIBIT B
EQUIPMENT PRODUCTS

This Sun Equipment Exhibit (“Equipment Exhibit”) is effective on February 1, 2000 (“Equipment Exhibit Effective Date”) between Sun Microsystems Inc. and Partner, and is an attachment to the Master Terms between Sun and Partner. The Master Terms are an Integral part of this Equipment Exhibit and are incorporated by reference.

1.        DEFINITIONS

A.                     “Approved buying and selling locations” means those location addresses whose identity is set out in Attachment A.

B.                       “End User” means the entity purchasing Equipment for its own use.

C.                       “Guide” means the Sun Partner Reference Guide.

D.                      “Master Reseller” means a designated Sun Authorized master reseller.

E.                        “Price List” means the applicable Sun Price List current at the time of execution of this Equipment Exhibit and any subsequent price changes made by Sun.

F.                        “Sun Funds” means Sun Enterprise Development Funds.

2.        APPOINTMENT OF PARTNER

A.                     Appointment.

(1)                     Sun appoints Partner as a non-exclusive Partner (“Partner”). Partner is authorized to purchase available Product directly from Sun or from its designated Master Reseller. Product must be (i) sold, leased or rented (collectively referred to as “sold”); (ii) sold directly to End Users via personal contact, web or telesales basis; and (iii) installed and supported on a face to face basis at an End User site in the United States (“Authorized Sale”). Partner is permitted to outsource services up to ten percent (10%) of its purchases of Product under this Exhibit B.

(2)                     The sale of Products to any entity other than an End User is prohibited. The sale of Products to the Federal Government is prohibited unless Partner executes a Government System (GSI) Agreement. Partner’s primary business must at all times be the sale and support of computer systems and related services.

B.                       Guide. Sun’s Partner’s policies are detailed in its Partner Reference Guide located at http://channel.sun.com/US/. Partner represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon thirty (30) days’ Notice.

3.        SUN FUNDS

Partner will receive from Sun, Sun Funds on certain sales of Products computed at Sun’s list price, excluding Products not purchased for resale and Products that Partner’s Master Reseller did not purchase from Sun. Sun may modify this Section upon thirty (30) days’ Notice.

4.        BUSINESS PLAN

Partner has submitted a Business Plan to, and which has been reviewed by, Sun (attached as Attachment B). Partner has represented to Sun that the Business Plan accurately reflects the manner in which it intends to market and support Products. Either party may initiate a review of the accuracy of Partner’s Business Plan upon thirty (30) days’ notice, provided that Sun shall initiate no more than one review per calendar quarter.

5.        ATTACHMENTS

The Attachments may be modified only upon the mutual consent of the parties, except that Sun may modify Attachment C (Object Code License) at any time. The current version of each Attachment is hereby incorporated by reference.

6.        PARTNER’S OBLIGATIONS

A.           Sale and Support. Partner shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration equipment identified in the Guide for each authorized selling location. Partner shall provide to each End User, as detailed in the Guide and the Business Plan; (i) complete pre- and post-installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. Partner must meet the additional Competency requirements detailed in the Guide prior to selling or installing Products more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are Sun trained and Sun certified, including at least one full time Sun dedicated sales representative and one full time, Sun dedicated systems engineer. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun’s support options are set out in the Guide. Certification requirements are detailed in the Guide.

B.             Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an Partner’s End User for internal use, or (ii) the service of Products sold and installed by Partner under this Agreement, except that Partner may use such parts to service all of an End User’s systems if Partner has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

C.             Upgrades. The list price of upgrades is based upon the return to Sun of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. Partner is

Sun, Sun Microsystems Inc., (“Sun”), and the Sun Logo are trademarks of Sun Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

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responsible for assuring that the specified parts are received by Sun within thirty (30) days after shipment of the upgrade to Partner. If the specified parts are not timely received, Master Reseller or Sun will invoice and Partner agrees to pay Master Reseller or Sun (net 30 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new.

D.                      Partner Documentation Business Records, and Reports. Partner shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. Partner shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including, all documents relating to or exchanged between Partner and its End Users, Master Partner and Sun. Sun may review these records upon request.

Partner shall provide monthly Productivity Status Reports (“PSRs”) to Sun. All PSR reports shall be Java-based PSR reports only, in accordance with the Java-based PSR guidelines beginning at url: http://channel.sun.com/US/policies/newpsrguide.html. Upon the initial failure to timely submit a complete PSR, Sun may cancel Sun Fund accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

E.                        Indemnity and Insurance. Partner agrees to indemnify and hold Sun harmless from and against all claims from Partner’s End Users or third parties arising out of any acts and/or omissions of Partner or its employees or representatives. Partner shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days’ written notice to Sun in event of modification or termination).

F.                        Fair Representation. Partner shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. Partner shall comply with all applicable laws and regulations in performing under this Agreement.

G.                       Sun SPARC Only. Except as otherwise provided in writing by Sun, Partner shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a “laptop system”. A product is a “laptop” system if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. Partner is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

H.                      Partner shall purchase all Sun Products for resale directly from Sun or from its designated Master Reseller unless an exception is granted by Sun in writing. Purchase terms and conditions as may be agreed upon between Partner and designated Master Reseller shall govern the purchase of Products from the Master Reseller. Sun will permit Reseller to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transition), during the thirty (30) days’ period prior to each year’s Expiration Date.

No Simultaneous Orders. The intention of the parties, and the goal of this Agreement, is that Partner will not issue the same purchase orders for Products from both Sun and Master Reseller with the intention that one order be canceled in favor of the other order. Partner must not issue orders directly to Sun and to a Master Reseller at the same time for the same Products. Failure to comply with this section will be considered a material breach, and may result in immediate termination of the Agreement. This section does not otherwise affect terms and conditions regarding cancellations of, or changes to, orders that may exist in the Agreement or in any agreement with a Master Reseller.

I.                           Limited Warranty. Partner must provide a warranty to its End Users at least equivalent to the warranty provided by Sun. Partner agrees to indemnify Sun for any liability or damages caused by Partner’s provision of any other warranty.

J.                          Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

7.                         LIMITED WARRANTY

7.1 Partner shall arrange for all End Users to be notified that they will receive the following warranty (“the Warranty”) directly from Sun. This Warranty will be included in Sun product packaging. The duration of the Warranty, applicable response times, start dates and other Warranty details are specified at http://channel.sun.com/service/globalwarranty/ (“the Warranty Web Page”) and are applicable as at the date an order is accepted, or at End User’s option, the Effective Date of this Agreement. Any subsequent changes to Warranty details specified on the Warranty Web Page will not apply to Products purchased by End Users prior to any change. Partner is responsible for notifying its end users that they will receive the following warranty (“The Warranty”) directly from Sun.

7.2                   Subject to 7.1 above, Sun warrants that:

(a) the Hardware will be free from defects in materials and workmanship.

(b) The Software will be warranted either according to the warranty set forth in 7.2 (c) below or the warranty set out at the Warranty Web-Page, whichever is greater, for such software specifically mentioned therein.

(c) the media on which Software is furnished (if any) will, for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt, be free from defects in materials and workmanship under normal use. Except for the foregoing, Software is provided “AS IS”.

7.3       Partner’s sole and exclusive remedy and Sun’s entire liability for breach of the warranties specified in this Section 7, will be, at Sun’s option, the repair, replacement of, or refund of the actual cost paid for the Products (less reasonable wear and

2

tear) and/or to replace the media for Software or refund the associated license fee paid.

7.4       This Warranty is contingent upon proper treatment and use of the Products and maintenance of a safe and suitable site. No warranty will apply to any Product that has been (i) modified, altered or adapted without Sun’s written consent, (ii) maltreated or used in a manner other than in accordance with the Product manual or, (iii) repaired by any third party in a manner which fails to meet Sun’s maintenance requirements and quality standards. Product problems attributable to the use of the Products with equipment or software not supplied or expressly approved by Sun are not covered under warranty. Any services provided for Product or problems which are out of warranty will be billed for on a time and materials basis.

8.        COMMERCIAL TERMS FOR PRODUCTS

Prices and Discounts

For Products on Sun’s then current, applicable U.S. Computer Systems Price List, Sun agrees to grant to Partner the following discounts when Partner purchases directly from Sun: [***] on Category A Product, [***] on Category B Products and [***] on Category H Products. Such discounts will not apply to those Products which are listed as “non-discountable” in the appropriate price list, nor may they be applied to exceed any listed maximum discount. Such discounts will apply towards purchases of discountable spare parts, but such discounts will not apply to purchases of training, installation (except where included in the purchase price of the Products), consulting, repairs, maintenance work or similar services and source code license fees.

Orders and Delivery.

When Partner purchases direct from Sun, Partner shall submit purchase orders in writing or electronically via Sun’s eCommerce site in accordance with the requirements defined on that site. Order acceptance will only be effective upon issuance of Sun’s order acknowledgement. Each order must be for a minimum of five hundred dollars ($500.00) Sun will use reasonable efforts to meet target delivery dates identified on the order acknowledgement. Title to Products (except Software) and risk of loss or damage to Products will pass to Partner [***]. Sun reserves the right to make Product substitutions and modifications that do not cause a material adverse affect in overall Product performance.

Rescheduling and Reconfiguration.

Partner may, when purchasing direct from Sun, reschedule or reconfigure all or part of any specific orders once at no charge, as long as a “Change Purchase Order” is received by Sun at least thirty (30) days prior to the scheduled delivery date and the rescheduled delivery date is within sixty (60) days of the original date. If an order is rescheduled or reconfigured at Partner’s request on any other basis, or if Sun rescheduled the order because Partner fails to meet an obligation under this Agreement, Sun may charge Partner a restocking fee equal to [***] of the list price of the rescheduled or reconfigured portion of the order. If Partner refuses shipment at its requested delivery location, Sun may charge Partner a restocking fee of [***] of the list price of the shipment.

9.                         ASSIGNMENT OF PURCHASING RIGHTS

Partner may receive an assignment of purchase rights from an approved third party when the third party receives a purchase order from its end user so that Partner may procure Product for said third party. A separate assignment agreement (“Assignment Agreement”) must be signed by Sun, Partner and third party authorized signatories.

10.                  TERM AND TERMINATION

Term. This Agreement shall commence on the Equipment Exhibit Effective Date and shall remain in force until the date established according to the following schedule:

Effective Date:	Expiration Date: (of each following year)
March 1 - August 31	August 31
September 1 - February 28	February 28

It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any year’s Expiration Date, Sun or Partner tenders Notice of Intention not to renew.

11.                  STATUTE OF LIMITATIONS

No claim or action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the claim or cause of action has arisen, or in the case of non-payment, more than two (2) years from the date payment was due.

12.                  GOVERNING LAW

Any claim or cause of action must be brought solely and exclusively in the courts of the state of California

IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT, AS OF THE DATE FIRST ABOVE WRITTEN

SUN MICROSYSTEMS INC.:		PARTNER

By:	/s/ Joe Womack	By:	/s/ Mike Shook

Name:	Joe Womack	Name:	Mike Shook
	(Print or Type)		(Print or Type)

Title:	VP Americas eSun Partner Sales	Title:	President

Date:	3-2-00	Date:	Feb 21, 2000

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ATTACHMENT A

AUTHORIZED LOCATIONS/MASTER RESELLER

Headquarters

MASTER RESELLER

4

ATTACHMENT B

BUSINESS PLAN

Attached

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ATTACHMENT C

END USER OBJECT CODE LICENSE

SUN IS WILLING TO LICENSE THE OPERATING SYSTEM SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT. READ THE TERMS AND CONDITIONS OF THIS LICENSE CAREFULLY BEFORE USING THE SOFTWARE. BY USING THE SOFTWARE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THIS AGREEMENT, YOU ARE NOT AUTHORIZED TO USE THE OPERATING SYSTEM SOFTWARE.

1.        License to Use. Customer is granted a non-exclusive and non-transferable license (“License”) for the use of the applicable SolarisR* operating system software in machine-readable form, together with accompanying documentation (“Software”), by the number of users and with the class of computer hardware for which the corresponding fee has been paid.

2.        License to Develop. In the event that Customer desires to develop software programs which incorporate portions of Software (“Developed Programs”), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as that of Software; fonts within Software are to remain associated with their toolkit or server; Developed Programs may be used and distributed, but only on computer equipment licensed to utilize Solaris operating system software, unless an additional Developer’s License Agreement has been executed by Sun and Customer; Customer is not licensed to develop printing applications or print, unless Customer has secured a valid printing license; and Customer agrees to indemnify, hold harmless and defend Sun from and against any claims or suits, including attorneys’ fees, which arise or result from distribution or use of Developed Programs.

3.        Restrictions. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Except as specifically authorized in Paragraph 2 above, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software, except to the extent any of the foregoing limitations are unenforceable under applicable law. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

4.        Confidentiality. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

5.        Warranty. Sun warrants that the media on which Software is furnished will be free of defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt. Otherwise, Software is provided “AS IS,” without a warranty of any kind. This warranty extends only to Customer as the original licensee. Customer’s exclusive remedy and Sun’s entire liability under this warranty will be the correction of defects in media or replacement of the media, or, if correction or replacement is not reasonably achievable by Sun, the refund to Customer of the license fee paid, upon return of Software.

6.        Disclaimer of Warranty. EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

7.        Limitation of Liability. IN NO EVENT WILL SUN BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun’s liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee paid by Customer for Software. The foregoing limitations shall apply even if the above stated warranty fails of its essential purpose.

8.        Termination. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

9.        Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

10.      U.S. Government Restricted Rights. If Customer is acquiring Software including accompanying documentation on behalf of the U.S. Government, the following provisions apply. If Software is supplied to the Department of Defense (“DOD”), Software is subject to “Restricted Rights”, as that term is defined in the DOD Supplement to the Federal Acquisition Regulations (“DFAR”) in paragraph 252.227-7013(c)(1). If Software is supplied to any unit or agency of the United States Government other than DOD, the Government’s rights in Software will be as defined in paragraph 52.227-19(c)(2) of the Federal Acquisition Regulations (“FAR”). Use, duplication, reproduction, or disclosure by the Government is subject to such restrictions or successor provisions. Contractor/Manufacturer is: Sun Microsystems Computer Company, 2550 Garcia Ave., Mountain View, CA 94043.

11.      Governing Law. This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

12.      Integration. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgement, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

*Solaris is a registered trademark of Sun Microsystems, Inc.	Part No. 801-3229-10
Sun Microsystems Inc.	Rev.A, May 1994

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GENERAL TERMS

GENERAL TERMS

Company Name:	Strategic Technologies, Inc.
General Terms Reference No:	AR-72366

These Sun Terms and Conditions (“General Terms”) are made as of 2/1/2003 (“Effective Date”) between SUN MICROSYSTEMS, INC., a Delaware corporation with its address at 4150 Network Circle, Santa Clara, CA 95054 and Strategic Technologies, Inc. with its address at 301 Gregson Drive, Cary, NC 27511.

1.        INTERPRETATION

1.1                   The purpose of the General Terms is to create a single mechanism under which Strategic Technologies, Inc. and its Affiliated Companies (“Company”) may form purchasing or other Agreements with Sun Microsystems, Inc. and its Affiliated Companies (“Sun”).

1.2                   In the General Terms:

“Affiliated Company” means, in relation to either party, any entity: (a) which is owned 50% or more by that party; or (b) over which that party exercises management control; or (c) which is under common control with that party; or (d) which owns 50% or more of that party;

“Agreement” means each agreement entered into under the General Terms, comprising the General Terms and an Exhibit executed by Sun and Company referencing the General Terms;

“Confidential Information” means any information disclosed by one party to another under any Agreement which is, prior to or at the time of disclosure, identified in writing as confidential or proprietary;

“Equipment” means the hardware (including components), software media and spare parts listed in the standard product price lists published by Sun from time to time;

“Exhibit” means any exhibit to the General Terms as executed by the parties from time to time;

“IPR” means intellectual property rights, including patents, trademarks, design rights, copyrights, database rights, trade secrets and all rights of an equivalent nature anywhere in the world;

“Products” means Equipment or Software;

“Services” means the services described in any Service Listing or SOW;

“Service Listing” means any offering in Sun’s Enterprise Services Service List, which is located at http://www.sun.com/service/servicelist (a hard copy of each of which will be made available to Company on request), together with such other standard service offerings as the parties may agree from time to time;

“SOW” means any statement of work relating to Services;

“Software” means (i) any binary software programs listed in the standard price lists published by Sun from time to time, (ii) any Updates, and (iii) any related user manuals or other documentation;

“Sun Trademarks” means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services;

“Updates” means subsequent releases and error corrections for Software previously licensed, as listed in the standard price lists published by Sun from time to time.

2.        CONFIDENTIAL INFORMATION

2.1                   A party receiving Confidential Information (“the Recipient”) may use it only for the purposes for which it was provided under the Agreement. Confidential Information may be disclosed only:

(a)                     to employees or contractors obligated to the Recipient under similar confidentiality restrictions; and

(b)                    in relation solely to Agreements involving software, services or other activities on the part of iPlanet E-Commerce Solutions, to employees or contractors of Netscape Communications Corporation and other Affiliated Companies of America Online, Inc.;

in each case only for the purposes for which it was provided under the relevant Agreement.

2.2                   The obligations of section 2.1 do not apply to information which:

(a)                     is rightfully obtained by the Recipient without breach of any obligation to maintain its confidentiality;

(b)                    is or becomes known to the public through no act or omission of the Recipient;

(c)                     the Recipient develops independently without using Confidential Information of the other party; or

(d)                    is disclosed in response to a valid court or governmental order, if the Recipient has given the other party prior written notice and

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provides reasonable assistance so as to afford it the opportunity to object.

3.        RESTRICTED ACTIVITIES

3.1                   Export laws. Products, Services and technical data delivered by Sun may be subject to US export controls or the trade laws of other countries. Company will comply with all such laws and obtain all licenses to export, re-export or import as may be required after delivery to Company. Company will not export or re-export to entities on the most current U.S. export exclusion lists or to any country subject to U.S. embargo or terrorist controls as specified in the U.S. export laws. Company will not use or provide Products, Services, or technical data for nuclear, missile, or chemical biological weaponry end uses.

3.2                   Nuclear applications. Company acknowledges that Products and Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility.

4.        SUN TRADEMARKS

4.1                   Company may refer to Products and Services by their associated names, provided that such reference is not misleading and complies with Sun’s Trademark and Logo Policies, which are found at http://www.sun.com/policies/trademarks.

4.2                   Company may not remove or alter any Sun Trademarks, nor may it co-logo Products or Services. Company agrees that any use of Sun Trademarks by Company will inure to the sole benefit of Sun.

4.3                   Company agrees not to incorporate any Sun Trademarks into Company’s trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations.

5.        PUBLICITY

5.1                   Sun may use Company’s name in promotional materials, including press releases, presentations and customer references regarding the sale of Products or Services. These permissions are free of charge for worldwide use in any medium. Sun will obtain Company’s prior approval for publicity that contains claims, quotes, endorsements or attributions by Company, such approval not to be unreasonably withheld.

6.        INTELLECTUAL PROPERTY CLAIMS

6.1                   Each party (“the Indemnifying Party”) will defend or settle, at its option and expense, any legal proceeding brought against the other (“the Indemnified Party”) to the extent that it is based on a claim that materials (which term includes Products) developed and provided by the Indemnifying Party infringe a third party’s patent, trade secret or copyright. The Indemnifying Party will indemnify the Indemnified Party against all damages and costs attributable exclusively to such claim awarded by the court finally determining the case, provided that the Indemnified Party:

(a)                     gives written notice of the claim promptly to the Indemnifying Party;

(b)                    gives the Indemnifying Party sole control of the defense and settlement of the claim;

(c)                     provides to the Indemnifying Party, at the expense of the Indemnifying Party, all available information and assistance;

(d)                    does not compromise or settle such claim; and

(e)                     Is not in material breach of any Agreement.

6.2                   If such materials are found to infringe, or in the reasonable opinion of the Indemnifying Party are likely to be the subject of a claim, the Indemnifying Party will at its option:

(a)                     obtain for the Indemnified Party the right to use such materials;

(b)                    replace or modify the materials so they become non-infringing; or

(c)                     if neither (a) nor (b) is reasonably achievable, remove such materials and refund their net book value.

6.3                   Neither party has any obligation to the extent any claim results from:

(a)                     use of materials in combination with any third party equipment, software or data;

(b)                    compliance by the Indemnifying Party with the designs or specifications of the Indemnified Party;

(c)                     modification of materials other than at the direction of the Indemnifying Party; or

(d)                    use of an allegedly infringing version of the materials, if the alleged infringement could have been avoided by the use of a different version made available to the Indemnified Party.

6.4                   This section states the entire liability of each party (as Indemnifying Party) and the exclusive remedies of each party (as Indemnified Party) for claims that materials infringe a third party’s IPR.

7.        LIMITATION OF LIABILITY

7.1                   No limitation on certain categories of liability. Each party acknowledges the full extent of its own liability to the other, arising from:

(a)                     death or personal injury resulting from negligent acts or omissions;

(b)                    breach of any applicable license grant; or

(c)                     claims for non payment;

and the non-excludable statutory rights of consumers (for example, under laws providing for strict product liability) are not affected.

7.2                   Limitations on other categories of liability. Subject to 7.1 above and to the extent not prohibited by applicable law:

(a)                     each party’s maximum aggregate liability for all claims relating to any Agreement, whether for breach of contract, breach of warranty or

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in tort, including negligence, will be limited to two million US dollars (U.S. $2,000,000) or, in the case of purchases, to the amount paid to the other party during the previous twelve (12) months for the product or service which is the subject matter of the claim up to a maximum of two million US dollars ($2,000,000); and

(b)                    neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the General Terms or any Agreement (including, without limitation, loss of business, revenue, profits, goodwill, use, data, electronically transmitted orders, or other economic advantage), however they arise, whether in breach of contract, breach of warranty or in tort, including negligence, and even if that party has previously been advised of the possibility of such damages.

7.3                   Failure of essential purpose. Liability for damages will be limited and excluded, even if any exclusive remedy provided for in the Agreement fails of its essential purpose.

8.                         TERMINATION AND EXPIRATION

8.1                   Termination for cause. Either party may terminate the General Terms or any Exhibit immediately by written notice:

(a)                     if the other party commits a non-remediable material breach of the General Terms or Exhibit (as the case may be); or

(b)                    if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.

8.2                   Termination without cause.

(a)                     Either party may terminate the General Terms immediately by written notice if no Exhibit is in effect.

(b)                    Either party may terminate any Exhibit at any time upon expiration of ninety (90) days’ written notice.

8.3                   Actions following termination or expiration. On termination or expiration of the General Terms (for whatever reason), all Exhibits shall automatically terminate with immediate effect. Following termination or expiration of an Exhibit (for whatever reason), each party will deliver to the other any property of the other in its possession or control relating to that Exhibit, in good condition, reasonable wear and tear excepted.

8.4                   Effect of termination. Neither party will be liable for any damages arising out of the termination or expiration of the General Terms or any Exhibit, provided that such termination or expiration will not affect any right to recover:

(a)                     damages sustained by reason of material breach; or

(b)                    any payments which may be owing in respect of any Agreement.

9.                         ASSIGNMENT AND SUBCONTRACTING

9.1                   Neither party may assign or otherwise transfer any of its rights or obligations under the General Terms or any Exhibit without the prior written consent of the other party, which consent will not be unreasonably withheld, except that:

(a)                     both parties may assign their right to receive payment; and

(b)                    Sun may use subcontractors in the performance of its obligations, in which case Sun will remain responsible for the performance by such sub-contractors.

10.                  DISPUTE RESOLUTION

The parties will use reasonable efforts to resolve any dispute arising out of the General Terms or any Exhibit through a meeting of appropriate managers from each party. If the parties are unable to resolve the dispute, either party may escalate the dispute to its executives. If an executive level meeting fails to resolve the dispute within thirty (30) days after escalation, either party may seek any available legal relief. This provision will not affect either party’s right to seek injunctive or other provisional relief at any time.

11.                  GENERAL

11.1             Governing law.

(a)                     All disputes will be governed by the laws of California. The venue for litigation will be the appropriate courts located in Santa Clara County, California.

(b)                    Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply to any dispute under the Agreement.

11.2             Force majeure. A party is not liable under any Agreement for non-performance caused by events or conditions beyond that party’s reasonable control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

11.3             Notices. All written notices required by the General Terms or any Exhibit must be delivered in person or by means evidenced by a delivery receipt or acknowledgment and will be effective upon receipt. Notices communicated by electronic mail or facsimile will be deemed to be written.

11.4             Relationship. Neither the General Terms nor any Agreement is intended to create a partnership, franchise, joint venture, agency, or a fiduciary or employment relationship. Neither party may bind the other party or act in a manner which expresses or implies a relationship other than that of independent contractor.

11.5             Invalidity. If any provision of the General Terms or any Agreement is held invalid by any law or

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regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of other provisions.

11.6             Survival. Rights and obligations under the General Terms and any Exhibit which by their nature should survive, will remain in effect after termination or expiration of the General Terms or the relevant Exhibit.

11.7             No waiver. Any express waiver or failure to exercise promptly any right under the General Terms or any Exhibit will not create a continuing waiver or any expectation of non-enforcement.

11.8             Modification. No modification to the General Terms or any Exhibit will be binding, unless in writing and manually signed by an authorized representative of each party.

11.9             Entire agreement. Each Agreement constitutes the parties’ entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms contained in any quote, purchase order, acknowledgment, or other communication between the parties relating to its subject matter during its term.

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE GENERAL TERMS AS OF THE EFFECTIVE DATE.

	SUN MICROSYSTEMS, INC.		COMPANY

BY:	/s/ G. Grimes	BY:	/s/ Anthony P. Orlando

NAME:	G. Grimes	NAME:	Anthony P. Orlando

TITLE:	VP PMA	TITLE:	Vice President

DATE:	2/24/03	DATE:	Dec. 13, 2002

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iFORCE BUSINESS TERMS EXHIBIT

iFORCE BUSINESS TERMS EXHIBIT

Company Name:	Strategic Technologies, Inc.

General Terms Reference No:	AR-72366

Exhibit Reference No:

THIS EXHIBIT is an Exhibit to the Sun General Terms and Conditions (“General Terms”) referenced above, and is effective as of 2/1/2003 (“Exhibit Effective Date”).

The General Terms and the Guide (as defined below) are integral parts of this Exhibit and are incorporated by reference. The General Terms, the Guide and this Exhibit are together referred to as the “Agreement”.

As specified and only to the extent expressly permitted in the Agreement, Company is authorized to (i) purchase certain Products from Sun or a Sun authorized channel partner, and (ii) distribute such Products to End Purchasers or Sun authorized channel partners.

1.        INTERPRETATION

1.1                   In this Exhibit:

“Accreditation” means certification by Sun that Company meets the Criteria;

“Accepted Order” has the meaning stated in section 3.1;

“Appendix” means any Appendix to this Exhibit;

“Criteria” means the selection criteria applicable to Company’s Partner Type(s), as set out in the Guide;

“Deliverable” means in relation to any Services, the specific items to be delivered to Company or End Purchaser in connection with the applicable Service Listing or SOW;

“the End Purchaser” means any party to whom Company markets or sells Products or Services for internal use (and not for resale, marketing or leasing);

“Exhibit” means this Exhibit, including any Appendices and Schedules;

“the Guide” means the program guide(s) applicable to Company’s Partner Type(s), as modified by Sun from time to time;

“the Guide Obligations” means the Sun policies and procedures, and the ongoing obligations applicable to Company’s Partner Type(s), as set out in the Guide;

“Order” means an order for Products or Services,  which may be submitted by Company to Sun in hard copy form (“Purchase Order”) or in electronic form (“Electronic Order”);

“Order Confirmation” means a written or electronic acknowledgment or invoice issued by Sun in response to an Order;

“POS Information” means the point of sale or other information required by Sun and detailed in the Guide;

“Price List” means, in relation to any Order, as determined by reference to section 4.1 of this Exhibit;

“Schedule” means any Schedule to this Exhibit.

1.2                   Capitalized terms used but not defined in this Exhibit have the meanings set out in the General Terms and the Guide.

1.3                   In the event of any inconsistency between the elements of the Agreement, the following order of precedence will apply (in descending order):

(a) the Schedules;

(b) the Appendices;

(c) the main text of this Exhibit;

(d) the General Terms;

(e) the applicable Price List, Service Listing or SOW;

(f) the Guide;

(g) the Order Confirmation;

(h) the Order.

2.        APPOINTMENT

2.1         Subject to the terms of the Agreement, Sun hereby appoints Company (but not any Affiliated Company, unless such Affiliated Company has satisfied Sun’s Accreditation requirements and explicitly agrees to be bound by the terms of this Agreement) on a non-exclusive basis, to act in the capacity of such Partner Types, in such territories and for such term as are specified in the Schedule, for so long as it continues to meet the applicable Criteria.

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2.2                   The rights and responsibilities applicable to each Partner Type are more particularly described in the Guide. Sun may add to or modify the Guide at its sole discretion on a non-discriminatory basis and the additional or modified rights and obligations shall come into effect sixty (60) days after Company receives notice of such changes.

3.        ORDERING

3.1                   Ordering procedure

(a)       Company may order Products or Services by:

(i)                       submitting an Electronic Order in the manner directed by Sun; or

(ii)                    submitting a Purchase Order to Sun (and Company acknowledges that Electronic Orders for certain Products or Services may need to be supplemented by a Purchase Order);

in each case specifying the Products or Services ordered and referencing the General Terms and applicable Letter of Authorization numbers. By doing so, Company agrees that the Order is governed by the Agreement.

(b)       Sun may accept the Order by:

(i)                       issuing an Order Confirmation to Company; or

(ii)                    shipping Products or initiating performance of Services pursuant to the Order.

(c)                     The identification of the Products or Services in the Order and any Order Confirmation, together with any applicable Service Listings or SOWs and the Agreement, will constitute an “Accepted Order” and create a binding commitment for the purchase of those Products or Services.

4.        PRICING AND PAYMENT TERMS

4.1                   Applicable Price List. The Price List applicable to an Order under this Exhibit depends on the Products or Services ordered and on the country of delivery of Services or installation of Products (“the Destination Country”). Unless otherwise specified in the Schedule, the Price List is:

(a)       The Sun country Price List in effect in the country in which the Order is accepted if:

(i)                       both the Destination Country and such country accepting the Order are within the European Economic Area, or

(ii)                    all sales under this Exhibit are related to a single country (i.e., the country accepting the order and the Destination Country are always the same country); else

(b)                    The Sun international Price List in effect in the Destination Country; provided that the Sun country Price List in effect in the Destination Country for the relevant Products or Services will apply if such international Price List does not list the relevant Products or Services.

4.2       Pricing and payment arrangements.

(a)                     For Products or Services which are discountable in the applicable Price List, Sun agrees (subject to section 4.3) to grant Company the discounts set out in the Schedule or the Guide.

(b)                    All payments will be made in the currency of the applicable Price List (or as otherwise agreed in writing).

(c)                     Software license fees are not contingent upon nor dependent on any further deliverables from Sun, including but not limited to, professional services.

(d)                    Where Company has appropriate credit arrangements with Sun, Company shall pay all invoices within thirty (30) days of the date of the invoice or, in case of Products, delivery (whichever is the later). In all other cases, Company shall pay cash in advance of shipment or performance.

(e)                     Company is not required to pay the disputed portion of any invoice, pending resolution of that dispute, if written notice of the dispute has been provided to Sun within fifteen (15) days of receipt of the invoice.

4.3                   Review of discounts. Sun has the right to modify Price Lists and Discounts from time to time; such modifications taking effect on the dates identified to Company. Company will reimburse Sun for discounts extended to Company that are based on volume, term of service or other criteria not earned by Company.

5.        COMPANY OBLIGATIONS

5.1                   Conformity to Criteria and Guide Obligations. Company will comply at its own expense with the applicable Criteria and the Guide Obligations for so long as this Agreement remains in force.

5.2       POS Information. Company warrants:

(a)                     that all POS Information it provides will be obtained in accordance with the procedures set out in the Guide;

(b)                    that Company has notified the End Purchaser of Sun’s intended use of POS Information (as stated in the Guide) and obtained all necessary consents to such use.

5.3       Policies and Procedures/Fair Representation. Company will:

(a)                     represent Sun fairly and will make no representations or guarantees concerning Sun, Company’s relationship with Sun, or Sun’s Products or Services, that are false, misleading, or inconsistent with those representations set out in the Agreement, promotional materials, literature, manuals and Price Lists published and supplied by Sun from time to time;

(b)                    comply with all applicable laws and

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regulations in performing its obligations under this Agreement, including, without limitation, all applicable data privacy laws and regulations;

(c)                     comply with the U.S. Foreign Corrupt Practices Act and other laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and Company warrants that neither it nor any person representing it will make, offer, promise or authorize, directly or indirectly, any payment or transfer of anything of value to an official, representative, or employee of any governmental agency or instrumentality, any political party or candidate for public office, or make any payment to anyone who Company knows or should know will make a payment to any of the foregoing, in order to promote or retain business or assist Company in performing its obligations and/or providing information to Sun under this Exhibit.

5.4                   Indemnity. Company agrees to indemnify and hold Sun, its employees and agents harmless from and against all claims from End Purchasers and other third parties arising out of any acts and/or omissions of Company and its employees or agents. Company shall carry liability insurance at a sufficient level to protect Sun, its employees and agents from all such claims naming Sun as additional insured.

5.5                   Manuals, Tools and Information. Should Sun make manuals and documentation (collectively “Materials”) or tools and information (collectively “Tools”) available to Company, then such Tools and Materials may be used only for the purposes of and in accordance with this Agreement (including, without limitation, the following terms):

(a)       All Tools and Materials are supplied “AS IS” and Sun disclaims all warranties.

(b)                   All Tools and Materials are proprietary to Sun and, as between Company and Sun, Sun is the sole owner of all right, title and interest, including copyrights or other intellectual property rights, in and to any and all ideas, concepts, expertise, programs, systems, methodologies, data or other materials embodied in, underlying or reduced to practice in such Tools and Materials along with any enhancements, modifications or improvements thereto.

(c)                    Company will not make copies of Tools or Materials, except as expressly authorized by Sun, and will return or destroy all Tools and Materials in its possession within thirty (30) days of the termination of this Exhibit or as otherwise requested by Sun.

(d)                    Company is prohibited from (i) developing any materials which incorporate portions of the Tools or Materials; and (ii) from modifying the Tools or Materials.

(e)                    Tools and Materials are confidential to Sun and its licensors and the confidentiality provisions of the Agreement shall apply to the Tools and Materials.

(f)                      Company shall promptly advise Sun in writing of any misappropriation or misuse of the Tools or Materials of which Company becomes aware.

5.6                   Electronic ordering and services. For the purposes of placing Electronic Orders and using electronic Tools and services, Company represents and warrants that:

(a)                     it will keep confidential any unique user identification and password that Sun assigns to Company; and

(b)                   all of Company’s employees or agents who submit orders or use Tools or services are authorized by Company to do so.

5.7                   Failure to comply with Company obligations. Without limiting the materiality of other breaches of this Agreement, failure to comply with any of the obligations in section 5 will constitute a material breach of this Agreement.

6.        IPR OWNERSHIP AND LICENSING

6.1       Pre-existing IPR. Each party shall retain its own pre-existing IPR.

6.2       License terms.

(a)                     General scope of licenses. Sun agrees to grant to Company a license to use Software and Deliverables to the extent permitted in the Appendices.

(b)                    Audit rights. Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Company to ensure compliance with any license granted by Sun. Any audit will be performed during Company’s regular business hours and in a manner which avoids unreasonable interference with Company’s business operations.

(c)                     Injunctive relief. Company acknowledges that any breach or threatened breach of any license involving unauthorized use of Sun’s intellectual property will result in irreparable harm to Sun for which damages would not be an adequate remedy.

(d)                    Proprietary rights notices. Company may not alter or obscure any proprietary rights notice appearing on any Sun-supplied materials, and must include such notices on any copies.

7.        EXPORT LAWS

7.1       Terminology. In this section:

(a)       “Export Exclusion List” includes but is not limited to the United States Treasury

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Department’s Specially Designated Nationals List and the United States Commerce Department’s Entity and Denied Persons Lists, in all cases as the same may be updated from time to time, and including any equivalent or replacement lists;

(b)                    “Export Laws” means (i) all applicable U.S. export controls including but not limited to the United States Export Administration Act and Regulations (15 CFR Parts 730-774; http://www.bxa.doc.gov) and Foreign Assets Control Regulations (http://www.treas.gov/ofac/index.html) and (ii) local import/export controls, in all cases as the same may be updated from time to time, and including any equivalent or replacement controls; and

(c)                     “Export Licenses” means export, re-export, or import authorizations from the United States or other governments.

7.2                   Compliance with Export Laws. Products and Services are subject to Export Laws. Company shall comply strictly with all such laws, and in particular:

(a)                     shall obtain any Export Licenses for Products and Services after delivery by Sun as may be required by the Export Laws;

(b)                    shall not market, sell or otherwise provide Products or Services to any person whom it knows or has reason to know is involved in the design, development, production or use of missiles, chemical/biological, nuclear or other weapons of mass destruction;

(c)                     shall not transfer, export or re-export Products and Services to any entity identified on the most current U.S. government Export Exclusion Lists, or to any country subject to U.S. embargo or terrorist controls as identified in the U.S. Export Laws; and

(d)       shall provide end use and End Purchaser information upon Sun’s request.

7.3                   Export compliance audits. Sun may audit and request copies of Company’s order records to ensure compliance with Export Laws, and Company shall implement any corrective action recommended by Sun as a result of such audit findings.

7.4       Notification requirements. The following provisions apply where the Guide so requires:

(a)                     Company acknowledges that U.S. export controls limit the computational performance level of computers that may be transferred, exported, or reexported to certain countries unless authorized by the U.S. government. Company agrees that it will not use Sun product to manufacture, develop, enhance, or upgrade computers that exceed the performance limits as specified in the most current U.S. Export Laws.

(b)                    Company shall include the following notice on packing lists, commercial invoices, shipping documents and other documents involved in the transfer, export or re-export of Sun products: “These commodities, technology or software were exported from the United States in accordance with the Export Administration Regulations.”

8.        WARRANTY

8.1                   Warranties. Company represents that when it resells Products or Services ordered under this Agreement, it will notify End Purchasers that they will receive the benefit of a warranty in equivalent terms to the applicable warranty set out in the respective Appendix.

8.2                   NO IMPLIED WARRANTIES. EXCEPT AS SPECIFIED IN THIS EXHIBIT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE MAXIMUM EXTENT PERMITTED BY LAW

9.        TERMINATION

9.1                   Termination of Exhibit. For the avoidance of doubt, the termination provisions set out in the General Terms shall apply to this Exhibit

9.2       Additional provisions relating to termination under this Exhibit.

(a)                     Either party may terminate an Accepted Order immediately by written notice: (i) if the other party commits a non-remediable material breach of such Accepted Order; or (ii) if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.

(b)                    This Agreement will terminate automatically if Company ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of Company which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors.

(c)                     Sun may terminate this Agreement immediately by written notice if Company undergoes any change in ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in the light of the fact that Company has been appointed by Sun because of its present financial, technical and managerial conditions.

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(d)                    Sun may terminate Company’s authorization to act as a given Partner Type, or to do so in a given location, immediately by written notice (i) if Company fails to meet the applicable Criteria and Guide Obligations to a material degree, or (ii) if Company fails to meet the applicable Criteria and Guide Obligations to a non-material degree and fails to cure such failure within thirty (30) days of being notified in writing of the requirement to do so.

9.3                   Post-termination actions. The following provisions apply to this Exhibit generally (in the event of termination in its totality) and to the Company’s activities in particular locations only (in the event of termination of Company’s authorization to act in a given location). Upon termination:

(a)                     Company will immediately cease and desist from marketing or distributing Products and Services under authority from Sun, and will (i) return or, if agreed to by Sun, destroy all tools, materials and other Sun property provided to Company, at Company’s expense, within thirty (30) days, (ii) immediately pay all amounts due and owing, and (iii) promptly notify Sun of the Products in Company’s inventory, as well as the net invoice price and an estimate of the then fair market value of such inventory;

(b)                    Sun will have the right of first refusal to repurchase Products in Company’s inventory at the lower of net invoice price or the then fair market value, as may be adjusted for any amounts due but unpaid pursuant to section 9.3(a)(ii). Sun may exercise this right by providing Company with written notice of its election to do so within fifteen (15) days following the date that Company complies with section 9.3(a)(iii). Except where termination is by Sun for breach, and subject to the terms and obligations of this Agreement, during the ninety (90) day period following termination, Company may sell and/or license under the terms of this Exhibit any products that Sun does not elect to repurchase.

(c)                     Sun will have the right to cancel by written notice all or part of any unfulfilled Order previously accepted by Sun. To the extent that Sun does not cancel any such Order, the terms of this Agreement shall apply to it.

10.      USE OF SUN TRADEMARKS AND LOGOS

10.1             Sun Trademark Rights. Company agrees that as between Company and Sun, Sun is the sole owner of all right, title and interest in and to the Sun Trademarks and all associated goodwill. Company is granted no right, title or license to, or interest in, any Sun Trademark. Company agrees not to challenge Sun’s ownership or use, or the validity, of the Sun Trademarks, or attempt to adopt or register any mark identical or confusingly similar to any of the Sun Trademarks. Should Company acquire (by operation of law or otherwise) any rights in any Sun Trademark, it shall immediately at no expense to Sun assign to Sun all such rights and associated goodwill, applications and registrations. Company will cooperate with Sun and take all reasonable actions required to assist Sun to secure, protect and maintain ownership rights in the Sun Trademarks worldwide, at Sun’s cost, including giving prompt notice to Sun of any potential infringement thereof and cooperating with Sun in the preparation, execution and recording of legal documents necessary to register or otherwise protect the Sun Trademarks.

10.2             Logo Usage. Sun grants to Company a limited, non-exclusive, non-transferable, royalty-free, worldwide permission to use an applicable Sun logo (the “Logo”), if any, to refer or relate to Sun’s program for Company’s Partner Type(s) and only:

(a)                     in the exact form provided by Sun;

(b)                    in pre-sale advertising and marketing materials that prominently display Company’s own corporate name and logo, but not on product, packaging, documentation, shipping containers, or other materials distributed with Products or the rendering of Services;

(c)                     on Company’s web site, as a link to the Sun Microsystems home page (www.sun.com) or to an Internet URL to be provided by Sun’s iForce program manager;

(d)                    in a manner less prominent than Company’s own corporate name and logo;

(e)                     in accordance with the Sun Trademark & Logo Usage Requirements and with any graphics standards distributed by Sun;

(f)                       in a manner that is truthful and not misleading, and that does not use the Logo to imply any relationship with, or endorsement or sponsorship by, Sun that is not true;

(g)                    in a manner that avoids disparaging statements or implications about Sun or its products or services;

(h)                    on materials that are in compliance with all applicable laws and governmental regulations; and

(i)                        with the following trademark legend on the page where the Logo appears (unless Company is required to use a more specific legend by any other agreement Company may have with Sun): “Sun, Sun Microsystems, the Sun logo and iForce are trademarks or registered trademarks of Sun

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Microsystems, Inc. in the U.S. and other countries and are used with permission. Company and its products/services are independent of Sun Microsystems, Inc.”

This grant does not extend to Company’s subsidiaries, affiliates, suppliers, distributors, dealers, agents, customers, or other third-party entities. Company shall promptly modify any use of the Logo that does not comply with this Agreement upon notice from Sun specifying the non-compliance, which noncompliance shall be determined in Sun’s discretion. Sun may change the Logo, or create new logos to replace the Logo currently in use. Upon reasonable notice from Sun, Company shall promptly modify its use of the Logo to conform to any such changed or new logo.

10.3              Injunctive Relief. Company agrees that a material breach of the obligations in this section 10 is likely to cause irreparable harm to Sun for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, Sun shall be entitled to: (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions; and (b) to such other and further equitable relief as the court may deem proper under the circumstances.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS IFORCE EXHIBIT AS OF THE EXHIBIT EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.		COMPANY

BY:	/s/ G. Grimes	BY:	/s/ Anthony P. Orlando

NAME:	G. Grimes	NAME:	Anthony P. Orlando

TITLE:	VP PMA	TITLE:	Vice President

DATE:	2/24/03	DATE:	Dec, 13, 2002

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Appendix 1 to the iForce Business Terms Exhibit
Additional provisions relating to Products

Company Name:	Strategic Technologies. Inc.
General Terms Reference No:
Exhibit Reference No:
Appendix Reference No:

1.        DELIVERY ARRANGEMENTS FOR PRODUCTS

1.1                   Target delivery dates. In relation to Products, Sun will use reasonable efforts to meet the delivery dates stated on its Order Confirmation.

1.2                   Changing delivery arrangements.

(a)                     Sun may make Product substitutions and modifications that do not cause a material adverse affect in overall Product performance;

(b)                    Subject to Company’s agreement, Sun may make and invoice for partial deliveries; and

(c)                     Company may, when purchasing direct from Sun, re-schedule or re-configure all or part of an Order in accordance with the applicable provisions of the Guide.

1.3                   Title and risk. Unless otherwise specified in a Schedule or otherwise agreed by Sun in writing, Title to Equipment and risk of loss of or damage to Products will pass from Sun upon delivery, which will be made in accordance with Incoterms 2000, as specified in Sun’s price list and then current delivery terms table located at http://www.sun.com/sales/delivery-terms/index.html, and Products will be deemed accepted upon such delivery. In the United States, the relevant Incoterm is Ex Works Sun’s Product Delivery Center.

2.        CHARGING ARRANGEMENTS FOR PRODUCTS

2.1                   Charges and Invoices. The charges for Products are as set out in the Price List.

2.2                   Taxes and expenses. The stated charges for Products are exclusive of all sales and other taxes based upon the value of the Products. Company is responsible for payment of all such taxes.

3.                         LICENSE TERMS FOR SOFTWARE PRODUCTS

3.1                   License grant. Sun grants to Company a non exclusive and non-transferable license to use Software provided to Company hereunder for its internal use only, subject to:

(a)                     any restrictions set out in the Order or Order Confirmation as to the permitted number of users and CPUs; and

(b)                    any supplemental license terms accompanying the Software.

3.2                   Permission to distribute. To the extent of its authorization as set out in the Schedule, and subject to payment of the applicable fee, Sun grants Company a non-exclusive and non-transferable license to distribute Software to End Purchasers in the territory to which such authorization applies, as part of the sale of the hardware system on which Company obtained the Software. Company shall require each of its End Purchaser licensees to enter into a license agreement that is consistent with the rights and obligations in this section, and that incorporates in substance, and is no less protective of Sun than, the terms and conditions of the Sun binary code license provided with the Software. Company shall keep records identifying each licensed End Purchaser and the capacity of the license granted.

3.3                   Reservation of rights. Software is confidential and copyrighted, all rights therein not expressly granted to Company are reserved to Sun, and Sun retains title to all copies.

3.4                   License restrictions. Except to the extent permitted by applicable law, Company may not make copies of Software, other than for archival purposes, or modify, decompile, or reverse-engineer Software.

3.5                   Commercial software notice. If Software is being acquired by or on behalf of the U.S. Government or by a U.S. Government prime contractor or subcontractor (at any tier), then the Government’s rights in Software and accompanying documentation are only as set out in this Agreement; this is in accordance with 48 CFR 227.7201 through 227.7202-4 (for Department of Defense (DoD) acquisitions) and with 48 CFR 2.101 and 12.212 (for non-DoD acquisitions).

4.                         PRODUCT WARRANTIES

4.1                   Warranty. Sun warrants that all Equipment as at the date of delivery will be free from material defects in materials and workmanship for the period shown on the web-page at http://www.sun.com/service/support/warranty (“the Warranty Web Page”) (a hard copy of which is available on request). Sun furthermore warrants that Software listed on the Warranty Web Page as at the date of delivery, for the

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period shown on the Warranty Web Page, will contain the features described in the applicable users manual, as it exists at the date of delivery to Company. Otherwise Software is provided “AS IS”.

4.2                   Changes to Warranty Web Page. Any changes to the warranty details specified on the Warranty Web Page from time to time will not apply to Products ordered prior to such change.

4.3                   Exclusive remedy. Company’s sole and exclusive remedy and Sun’s entire liability for breach of the above warranty will be (a) the repair or, at Sun’s option and expense, replacement of defective Equipment; and (b) the provision of Software support as shown on the Warranty Web Page. Parts or components which are replaced under applicable warranty may be new or like-new. Title in all defective parts which are removed from Equipment under applicable warranty shall transfer back to Sun.

4.4                   Products excluded from warranty. No warranty will apply to any Product which has been:

(a)                     modified, altered or adapted without Sun’s written consent;

(b)                    maltreated or used in a manner other than in accordance with the relevant manual;

(c)                     installed or repaired by any third party in a manner which fails to meet Sun’s quality standards;

(d)                    used with equipment or software not covered by the warranty, to the extent that the problems are attributable to such use; or

(e)                     sold to or procured by Company from any entity not authorized by Sun to distribute Products to Company, where such exclusion is permitted under applicable local law.

5.        REPORTING REQUIREMENTS FOR INTERNATIONAL TRANSACTIONS

5.1                   Company will report all Product exports and re-exports by providing a monthly report to Sun by the 15th day of each month with (i) the name of the buying office of Company, (ii) the name of the Sun selling office, (iii) Product type, (iv) serial number(s), (v) new country of installation and (vi) date of export for each Product exported from the original country of installation. A sample monthly report is available from Sun on request.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS IFORCE EXHIBIT AS OF THE APPENDIX EFFECTIVE DATE.

	SUN MICROSYSTEMS, INC.		COMPANY

BY:	/s/ G. Grimes	BY:	/s/ Anthony P. Orlando

NAME:	G. Grimes	NAME:	Anthony P. Orlando

TITLE:	VP PMA	TITLE:	VICE PRESIDENT

DATE:	2/24/03	DATE:	Dec. 13, 2002

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Appendix 2 to the IForce Business Terms Exhibit
Additional provisions relating to Services

Company Name:	Strategic Technologies Inc.
General Terms Reference No:	AR -72366
Exhibit Reference No:
Appendix Reference No:

1.        DEFINITIONS

In this Appendix:

“Covered Systems” means the systems indicated on the relevant Order Confirmation;

2.        SUN’S OBLIGATIONS

2.1                   Exclusions from Services. Sun’s obligation to provide Services under this Exhibit is subject to Company’s fulfillment of its obligations set out in the Guide, and contingent upon proper use and care of Covered Systems. Sun has no obligation to provide support services that are required because of:

(a)                     improper use, abuse, accident, or neglect;

(b)                    alterations, modifications, or attempts to repair systems not authorized by Sun;

(c)                     alterations or modifications of Software code;

(d)                    use of Software with products or equipment not on the applicable Price List or approved by Sun in writing;

(e)                     failure to maintain Software or systems at the Sun specified minimum release level or configuration necessary to effectuate problem fixes or keep a system within the terms of Sun’s end of life support;

(f)                       causes external to the system, such as failure to maintain environmental conditions within the operating range specified by Sun;

(g)                    attachment of the Covered System to or use with equipment, software, or other items which are not sold to Company or End Purchaser by Sun;

(h)                    problems caused by relocations or attempts to relocate Covered Systems; or

(i)                        problems attributable to components other than the Covered System.

Sun will use commercially reasonable efforts to make support required as a result of such events available outside of this Exhibit, and any such support will be invoiced separately and paid at Sun’s then-current published time and materials rates in the country in which the support is provided.

3.        IPR OWNERSHIP AND LICENSE TERMS FOR SERVICE DELIVERABLES

3.1       License terms.

(a)                     License to Company. Sun grants to Company a non-exclusive and non-transferable license to use Deliverables for its internal use only, subject to:

(i)                       any restrictions set out in the Order or Order Confirmation as to the permitted number of users and CPUs; and

(ii)                    any supplemental license terms accompanying the Deliverable.

(b)                    Permission to sub-license. To the extent of its authorization as set out in the Schedule, and subject to any limitations set out in the Guide or the applicable Service Listing or SOW, Sun grants Company the right to grant End Purchasers in the territory to which such authorization applies, a royalty free, non-transferable, right and license to use Deliverables for such End Purchaser’s Internal use. Company shall:

(i)                       implement its own end user license agreement with such End Purchasers, which agreement is consistent with the rights and obligations in this section, and incorporates in substance, and is no less protective of Sun than, the terms set out in this section;

(ii)                    use commercially reasonable efforts to enforce the terms of any such end user license agreement; and

(iii)                 where Company obtains an indemnity from End Purchasers for any damages incurred by Sun, to the extent such damage is caused by misuse by End Purchasers of a Sun deliverable that is sublicensed by Company, pay such damage award to Sun.

(c)                     Use of tools and Updates. Tools may be accessed only by authorized Company contacts for the sole purpose of diagnosing and resolving problems on Covered Systems. The provision of an Update will not alter any warranty on the Software previously

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licensed, and such Updates may be used or accessed only in connection with the use of Covered Systems.

(d)                   License restrictions. Except to the extent permitted by applicable law, Company may not:

(i)                        make copies of Deliverables, other than for archival purposes;

(ii)                     modify, decompile, or reverse-engineer Deliverables;

(iii)                  authorize End Purchasers to do the foregoing.

(e)                    Reservation of rights. Software is confidential and copyrighted, all rights therein not expressly granted to Company are reserved to Sun, and Sun retains title to all copies.

4.        SERVICE WARRANTIES

4.1                   Warranty. Sun warrants that Services will be performed in a good and workmanlike manner.

4.2                   Exclusive remedy. Company’s sole and exclusive remedy and Sun’s entire liability for breach of the above warranty will be reperformance of Services.

4.3                   Claims. Any claim for breach of the above warranty must be made in writing and notified to Sun within 90 days of performance of the Services at issue.

5.        CHARGING ARRANGEMENTS FOR SERVICES

5.1                   Charges and invoices. The charges for Services are as set out in the Price List or the applicable SOW (if not in the Price List). Charges for systems support Services shall be invoiced monthly, quarterly or annually in advance as agreed between the parties as stated in the Accepted Order. Invoices for other Services shall be rendered upon completion of such Services or monthly in the event the duration of services exceeds one month.

5.2                   Items not included in charges. Except as otherwise stated in the Guide or Service Listing, or SOW the stated charges are exclusive of the following items (for which Company is responsible):

(a)                     all sales and other taxes based upon the value of the Services;

(b)                    reasonable travel expenses in the amount actually incurred by Sun;

(c)                     reasonable and necessary out-of-pocket expenses associated with any services designated as consulting services in a Service Listing or SOW (“Consulting Services”);

(d)                    costs incurred by Company or its employees in connection with their participation in educational services;

(e)                     transportation and insurance charges; and

(f)                       the costs of operating supplies and accessories.

6.        MISCELLANEOUS

6.1                   Service avaliability. Services may not be available in certain locations, and Deliverables may vary between locations. Services are subject to availability of qualified Sun personnel and facilities and may be subject to additional costs or terms or to payment of minimum applicable fees. Sun may modify the Service Listings at any time, but will continue to provide Deliverables as set out in the relevant Service Listing in effect on the date the relevant Order Confirmation was issued. Sun may make Service substitutions and modifications that do not cause a materially adverse effect in overall Service performance.

6.2                     Additional provisions relating to Accepted Orders for Services.

(a)                     Renewal. In order to ensure that Service is not interrupted, Company should renew a renewable Accepted Order for Services for successive one (1) year periods by submitting a new Order in accordance with this Exhibit at least thirty (30) days prior to the expiration date. Sun may modify the prices and/or discounts set forth in a renewable Accepted Order for Services upon renewal of any such Accepted Order, or annually for Accepted Orders with a term of more than one year.

(b)                    Termination. Without limiting section 9.1 of the main text of the Exhibit, the following additional provisions shall apply to Accepted Orders for Services:

(i)                       neither party may terminate a renewable Accepted Order for Services without cause during its initial term; and

(ii)                    (either party may terminate a renewed Accepted Order for Services without cause after its initial term by giving sixty (60) days’ prior written notice to the other party.

7.        SERVICES SUPPLIED TO COMPANY AS AN END PURCHASER

The rights and obligations set out in this section 7 apply to Services that Company buys for itself and in respect of Products it uses as an End Purchaser.

7.1                   Remote Services. By purchasing any Services which are delivered remotely, Company:

(a)                     agrees that Sun may access Products remotely at Customer’s site, and may process and store Product data in order to remotely monitor, manage and service Products (all such data will be treated by Sun as Company Confidential Information, except that Company permits disclosure for the purposes of fulfilling this Agreement);

(b)         commits to procure and maintain a Sun- approved bridge or gateway appropriate to the systems or networks involved, at Company’s expense; and

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(c)                    assumes responsibility for all telecommunications and internet access charges related to the remote Services.

If Company fails to permit or facilitate remote Services, Sun may decline to deliver such Services and assess additional charges or other conditions for the delivery of Services that would otherwise be provided remotely, or revoke any applicable warranties.

7.2      Systems Support

(a)                    Company Sites. Systems support will be delivered to the Company’s sites and for the systems indicated on the relevant Order Confirmation (respectively, “Company Sites” and “Covered Systems”). Company will give Sun at least thirty (30) days’ written notice prior to relocating Covered Systems, which notice must specify the new site. Support of relocated systems is subject to local availability and may be subject to additional fees, and to inspection and recertification of the relocated systems at Sun’s applicable time and materials rates.

(b)                    Problem Avoidance. Company will perform routine system preventative maintenance and cleaning. Prior to requesting support from Sun, Company will comply with all applicable operating and troubleshooting procedures, as posted on a Sun knowledge database or as otherwise provided by Sun. If such efforts are unsuccessful in eliminating the malfunction, Company will promptly notify Sun. Company will establish and maintain a procedure external to Covered Systems so that Company can reconstruct lost or altered files, data, or programs.

(c)                    Qualified Personnel. Requests for hardware and software support may be made only by Company personnel who:

(i)                        possess the necessary expertise and training (as from time to time defined by Sun) to diagnose and resolve system and software malfunctions with direction by Sun; and

(ii)                     are designated as “Contacts” in accordance with the applicable Service Listing or SOW.

(d)                    Additional Systems. Company may add systems to an Accepted Order for a period coterminous with the term of the Accepted Order at Sun’s applicable, pro-rated, per-system fee, upon written notice to Sun and subject to Sun’s rights of inspection. Sun will provide to Company an add-on Order Confirmation reflecting the additional Covered Systems and associated additional fee.

(e)                    Eligible Systems - Automatic Eligibility. Systems support is available only for systems which are covered by a valid software license and are in good working condition. Systems placed under an Accepted Order for systems support prior to the expiration of:

(i)                        Sun’s warranty; or

(ii)                     an existing Sun support agreement, automatically will be deemed to be in good working condition.

(f)                      Eligible Systems - Eligibility after Observation Period. In respect of any system that does not qualify for support under sub-section 7.3 (e), Sun may require that the system pass an inspection. In that event, Sun may place such system under observation, and support coverage will only commence after the system has operated for ninety (90) consecutive days (the “Observation Period”) without experiencing a system failure. Systems requiring support during the Observation Period will receive such support on a time and materials basis.

(g)                   Eligible Systems - Other. In respect of any system that does not qualify for support under sub-sections 7.3 (e) or (f), Sun reserves the right to determine whether any problem occurring during the first ninety (90) days of support coverage is attributable to a condition predating the commencement of support coverage, and to bill Company at Sun’s applicable time and materials rates to correct such problem and return such system to eligible condition.

7.3      On-Site Materials

(a)                    Company will segregate, safeguard and designate as the property of Sun all tools, parts, spares, equipment and materials placed on a Company site and for which title is not transferred to Company (“On-Site Materials”).

(b)                   On-Site Materials may only be used by authorized persons consistent with the terms of the applicable Service Listing or SOW. Company will have no right or interest in the On-Site Materials, and will not grant any liens or security interests therein. Company assumes all risk of loss or damage to On-Site Materials that may occur prior to their return and receipt by Sun.

(c)                    Within ten (10) days after termination or expiration of any Accepted Order, Company will deliver to Sun any On-Site Materials related to such Accepted Order, with a bill of lading, freight charges prepaid and fully

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insured.

7.4      Non-Solicitation

(a)                    Without the prior written consent of Sun, Company will not recruit any personnel assigned by Sun to perform any Consulting Services for Company until one (1) year after completion of the applicable Services.

(b)                   “Recruit” means to initiate personal contact for the purposes of hiring, but does not include responding to an unsolicited application, receiving unprompted responses to advertisements, or receiving candidates who are, without Company involvement, presented to Company by a recruiting firm.

(c)                    If Company hires personnel in violation of this provision, Company immediately will pay Sun liquidated damages in an amount equal to the hired employee’s total compensation for the six (6) months preceding the date of hiring.

7.5                  Other Obligations In Respect Of Services Purchased As An End Purchaser. Company shall fulfill all applicable Company obligations under the Agreement, and acknowledges that performance of this Agreement by Sun is conditional upon Company’s fulfillment of such obligations; and that any additional services that Sun provides as a result of Company’s failure to do so will be billed separately, at Sun’s applicable time and materials rates. Company will cooperate with Sun and will provide safe and timely access to its premises and computer equipment, including remote access, adequate working space, facilities and any other services, personnel, information or materials that Sun personnel may reasonably require to perform Sun’s obligations.

7.6                  Limitations on use of Service. Company acknowledges that for Services that are designated as being solely for Company’s internal use, Company may not provide, lease, or resell Services, directly or indirectly, to any third party, unless, and only to the extent that, Company is authorized by Sun in writing to do so.

7.7                  Termination of Accepted Orders for Services under this section. Without limiting the termination arrangements set out in the Exhibit, the following additional provisions shall apply to termination of this Exhibit and of Accepted Orders made under this Exhibit:

(a)                    Sun will deliver to Company any Deliverables, whether finished or unfinished, subject to receipt of payment for any Services rendered through the date of termination or expiration; and

(b)                   where the Exhibit has been terminated by Sun for cause, Company will destroy all copies of Software.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS IFORCE EXHIBIT AS OF THE APPENDIX EFFECTIVE DATE.

	SUN MICROSYSTEMS, INC.		COMPANY

By:	/s/ G. Grimes	By:	/s/ Anthony P. Orlando

Name:	G. Grimes	Name:	Anthony P. Orlando

Title:	VP PMA	Title:	Vice President

Date	2/24/03	Date	Dec. 13, 2002

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